Oi S.A. – in Judicial Reorganization and Subsidiaries

Financial Statements for the Quarters

Ended June 30, 2019

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                            Version: 1

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                            Version: 1

Company Data / Capital Breakdown

Number of Shares (thousand)	Current Quarter 06/30/2019
Paid-in Capital
Common shares	5,796,478
Preferred shares	157,727
Total	5,954,205
In Treasury
Common shares	31
Preferred shares	1,812
Total	1,843

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                            Version: 1

Individual Balance Sheets as at June 30, 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2019	Prior Year 12/31/2018
1	Total assets	49,137,606	53,516,055
1.01	Current assets	10,928,421	17,109,300
1.01.01	Cash and cash equivalents	2,879,436	1,669,059
1.01.02	Cash investments	190,064	190,779
1.01.02.01	Cash investments measured at fair vale through profit or loss	190,064	190,779
1.01.02.01.01	Held-for-trading securities	190,064	190,779
1.01.03	Accounts receivable	1,181,712	1,193,687
1.01.03.01	Trade receivables	1,181,712	1,193,687
1.01.04	Inventories	55,423	57,599
1.01.06	Recoverable taxes	122,165	146,426
1.01.06.01	Current recoverable taxes	122,165	146,426
1.01.07	Prepaid expenses	191,158	191,087
1.01.08	Other current assets	6,308,463	13,660,663
1.01.08.03	Other	6,308,463	13,660,663
1.01.08.03.01	Due from related parties	360,978	7,565,968
1.01.08.03.02	Other taxes	534,328	232,961
1.01.08.03.03	Judicial deposits	1,249,312	1,348,700
1.01.08.03.04	Pension plan assets	1,894	4,366
1.01.08.03.05	Held-for-sale assets	3,655,997	3,721,549
1.01.08.03.06	Derivative financial instruments	5,916	0
1.01.08.03.07	Other assets	500,038	787,119
1.02	Non-current assets	38,209,185	36,406,755
1.02.01	Long-term receivables	9,844,175	8,082,659
1.02.01.01	Cash investments measured at fair vale through profit or loss	4,960	4,860
1.02.01.01.01	Securities at fair value	4,960	4,860
1.02.01.08	Prepaid expenses	115,122	113,507
1.02.01.09	Due from related parties	4,640,252	4,394,712
1.02.01.09.02	Due from subsidiaries	4,640,252	4,394,712
1.02.01.10	Other non-current assets	5,083,841	3,569,580
1.02.01.10.03	Other taxes	1,320,537	147,409
1.02.01.10.04	Judicial deposits	3,676,487	3,337,981
1.02.01.10.05	Pension plan assets	67,305	64,253
1.02.01.10.06	Other assets	19,512	19,937
1.02.02	Investments	16,549,748	16,931,222
1.02.02.01	Equity interests	16,549,748	16,931,222
1.02.02.01.02	Investments in subsidiaries	16,535,676	16,917,150
1.02.02.01.04	Other investments	14,072	14,072
1.02.03	Property, plant and equipment	7,117,159	6,322,834
1.02.03.01	Property, plant and equipment in service	6,171,591	5,862,699
1.02.03.02	Right of use in a lease	658,519	0
1.02.03.03	Property, plant and equipment in progress	287,049	460,135
1.02.04	Intangible assets	4,698,103	5,070,040
1.02.04.01	Intangible assets	4,698,103	5,070,040
1.02.04.01.02	Regulatory licenses	4,606,897	4,961,425

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                          Version: 1

Individual Balance Sheets as at June 30, 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2019	Prior Year 12/31/2018
1.02.04.01.03	Software	32,823	15,685
1.02.04.01.04	Intangible assets in progress	12,579	12,656
1.02.04.01.05	Other	45,804	80,274

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                          Version: 1

Individual Balance Sheets as at June 30, 2019
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2019	Prior Year 12/31/2018
2	Total liabilities and shareholders’ equity	49,137,606	53,516,055
2.01	Current liabilities	2,640,805	3,402,850
2.01.01	Payroll and related taxes	100,270	157,451
2.01.01.02	Mandatory benefits	100,270	157,451
2.01.02	Trade payables	1,119,703	1,301,537
2.01.02.01	Domestic suppliers	1,119,703	1,301,537
2.01.02.01.01	Trade payables	943,139	1,231,040
2.01.02.01.02	Trade payables subject to the JRP	176,564	70,497
2.01.03	Taxes payable	0	963
2.01.03.01	Federal taxes payable	0	963
2.01.03.01.01	Income tax and social contribution payable	0	963
2.01.04	Borrowings and financing	303,030	660,172
2.01.04.01	Borrowings and financing	303,030	660,172
2.01.04.01.01	In local currency	1,979	402
2.01.04.01.02	In foreign currency	301,051	659,770
2.01.05	Other payables	866,010	853,652
2.01.05.02	Other	866,010	853,652
2.01.05.02.01	Dividends and interest on capital payable	5,049	5,075
2.01.05.02.04	Other taxes	251,196	233,714
2.01.05.02.05	Licenses and concessions payable	0	22,925
2.01.05.02.06	Leases payable	100,520	0
2.01.05.02.07	Tax refinancing program	56,031	86,154
2.01.05.02.08	Other payables	453,214	505,784
2.01.06	Provisions	251,792	429,075
2.01.06.01	Tax, social security, labor, and civil provisions	251,792	429,075
2.01.06.01.01	Tax provisions	7,227	6,728
2.01.06.01.02	Social security and labor provisions	123,943	82,597
2.01.06.01.04	Civil provisions	120,622	339,750
2.02	Non-current liabilities	20,856,043	27,460,885
2.02.01	Borrowings and financing	9,602,041	9,297,642
2.02.01.01	Borrowings and financing	9,602,041	9,297,642
2.02.01.01.01	In local currency	3,428,583	3,184,085
2.02.01.01.02	In foreign currency	6,173,458	6,113,557
2.02.02	Other payables	8,760,812	15,481,729
2.02.02.01	Due to related parties	561,956	377,184
2.02.02.01.02	Payables to subsidiaries	561,956	377,184
2.02.02.02	Other	8,198,856	15,104,545
2.02.02.02.03	Trade payables subject to the JRP	897,234	942,845
2.02.02.02.04	Other taxes	226,495	222,995
2.02.02.02.05	Leases payable	548,497	0
2.02.02.02.06	Tax refinancing program	239,721	267,342
2.02.02.02.07	Provision for negative shareholders’ equity	4,083,463	11,434,504
2.02.02.02.08	Other payables	2,203,446	2,236,859
2.02.04	Provisions	2,493,190	2,681,514
2.02.04.01	Tax, social security, labor, and civil provisions	2,493,190	2,681,514
2.02.04.01.01	Tax provisions	62,882	77,142

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                          Version: 1

Individual Balance Sheets as at June 30, 2019
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2019	Prior Year 12/31/2018
2.02.04.01.02	Social security and labor provisions	423,097	375,915
2.02.04.01.03	Accrued employee benefits	610,178	579,122
2.02.04.01.04	Civil provisions	1,397,033	1,649,335
2.03	Equity	25,640,758	22,652,320
2.03.01	Realized capital	32,538,937	32,038,471
2.03.02	Capital reserves	12,610,862	8,729,745
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-296,343	-2,803,250
2.03.02.07	Donations and investment grants	123,558	123,558
2.03.02.08	Special merger reserve – Net assets	6,703,309	6,703,309
2.03.02.09	Interest on construction in progress	745,756	745,756
2.03.02.10	Law 8200/91 inflation adjustment	31,287	31,287
2.03.02.11	Restructured senior notes	0	3,719
2.03.02.12	Other capital reserves	3,552,801	2,174,872
2.03.05	Retained earnings/accumulated losses	-18,520,750	-17,530,108
2.03.06	Valuation adjustments to equity	-933,310	-519,300
2.03.08	Other comprehensive income	-54,981	-66,488

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                          Version: 1

Individual Statements of Profit or Loss for the Periods Ended June 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 6/30/2019	YTD 1/1/2019 to 6/30/2019	Same Quarter Prior Year 01/04/2018 to 6/30/2018	Prior YTD 01/01/2018 to 6/30/2018
3.01	Net operating revenue	956,825	1,952,376	1,174,316	2,349,990
3.02	Cost of sales and/or services	-772,552	-1,572,791	-921,831	-1,599,514
3.03	Gross profit	184,273	379,585	252,485	750,476
3.04	Operating expenses/income	-1,429,006	-1,459,523	-1,284,270	1,360,625
3.04.01	Selling expenses	-210,999	-426,830	-216,962	-419,121
3.04.02	General and administrative expenses	-208,291	-430,763	-224,431	-446,565
3.04.04	Other operating income	417,994	1,305,629	125,372	257,656
3.04.05	Other operating expenses	5,062	-38,927	141,451	75,040
3.04.06	Share of profit (loss) of investees	-1,432,772	-1,868,632	-1,109,700	1,893,615
3.05	Profit (loss) before financial income (expenses) and taxes	-1,244,733	-1,079,938	-1,031,785	2,111,101
3.06	Financial income (expenses)	-338,870	91,012	-205,273	27,109,747
3.06.01	Financial income	27,675	1,161,044	3,154,654	30,172,066
3.06.02	Financial expenses	-366,545	-1,070,032	-3,359,927	-3,062,319
3.07	Profit before taxes on income	-1,583,603	-988,926	-1,237,058	29,220,848
3.08	Income tax and social contribution	24,558	-1,716	-20,618	64,831
3.08.01	Current	89	-1,716	-711	-20,015
3.08.02	Deferred	24,469	0	-19,907	84,846
3.09	Profit (loss) for the period from continuing operations	-1,559,045	-990,642	-1,257,676	29,285,679
3.11	Profit/loss for the period	-1,559,045	-990,642	-1,257,676	29,285,679
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	-0.26000	-0.17000	-1.86000	43.34000
3.99.01.02	Preferred shares (PN)	-0.26000	-0.17000	-1.86000	43.34000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	-0.26000	-0.17000	-1.86000	43.34000
3.99.02.02	Preferred shares (PN)	-0.26000	-0.17000	-1.86000	43.34000

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                          Version: 1

Individual Statements of Comprehensive Income for the Periods Ended June 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 6/30/2019	YTD 1/1/2019 to 6/30/2019	Same Quarter Prior Year 01/04/2018 to 6/30/2018	Prior YTD 01/01/2018 to 6/30/2018
4.01	Profit for the period	-1,559,045	-990,642	-1,257,676	29,285,679
4.02	Other comprehensive income	-22,681	11,507	-30,053	-41,529
4.02.01	Hedge accounting gain	-11,564	0	0	0
4.02.02	Exchange losses on investment abroad	-11,117	11,507	-30,053	-41,529
4.03	Comprehensive income for the period	-1,581,726	-979,135	-1,287,729	29,244,150

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                          Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Periods Ended June 30, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 6/30/2019	Prior YTD 1/1/2018 to 6/30/2018
6.01	Net cash from operating activities	-938,695	-21,919
6.01.01	Cash generated by operations	597,660	1,251,251
6.01.01.01	Profit (loss) before taxes	-988,926	29,220,848
6.01.01.02	Charges, interest income, inflation adjustment, and exchange differences	-65,893	-1,346,509
6.01.01.03	Fair value adjustment to borrowings and financing	624,997	-22,374,757
6.01.01.04	Present value adjustment to other liabilities	38,008	210,505
6.01.01.05	Gain on the restructuring of third-party borrowings	0	-3,271,498
6.01.01.06	Derivative transactions	-54,081	0
6.01.01.07	Depreciation and amortization	895,211	838,251
6.01.01.08	Estimated loss on doubtful debts	71,079	57,887
6.01.01.09	Provisions/(reversals)	-17,823	-123,750
6.01.01.10	Provision for pension plans	105	98
6.01.01.11	Equity in investees	1,868,632	-1,893,615
6.01.01.12	Loss on disposal of capital assets	15,390	45,443
6.01.01.13	Concession Agreement Extension Fee - ANATEL	43,412	12,029
6.01.01.14	Employee and management profit sharing	5,433	-10,876
6.01.01.15	Tax recovery	-1,488,993	0
6.01.01.16	Inflation adjustment to provisions/(reversals)	86,590	-101,885
6.01.01.17	Inflation adjustment to tax refinancing program	5,225	9,132
6.01.01.18	Other	-440,706	-20,052
6.01.02	Changes in assets and liabilities	-886,064	-1,272,226
6.01.02.01	Accounts receivable	-59,104	-338,326
6.01.02.02	Inventories	2,177	-403
6.01.02.03	Taxes	-72,519	-47,340
6.01.02.04	Held-for-trading cash investments	-94,953	-130,798
6.01.02.05	Redemption of held-for-trading cash investments	104,307	130,119
6.01.02.06	Trade payables	-400,889	-1,057,288
6.01.02.07	Payroll, related taxes and benefits	-62,614	-63,866
6.01.02.08	Licenses and concessions	-51,898	0
6.01.02.09	Provisions	-185,241	-45,542
6.01.02.10	Other assets and liabilities	-65,330	281,218
6.01.03	Other	-650,291	-944
6.01.03.01	Financial charges paid - debt	-603,935	-758
6.01.03.02	Income tax and social contribution paid - Company	-2,766	-186
6.01.03.03	Income tax and social contribution paid - third parties	-43,590	0
6.02	Net cash from investing activities	-1,730,227	-2,253,476
6.02.01	Purchases of tangibles and intangibles	-470,956	-412,685
6.02.02	Due from related parties and debentures - disbursements	0	-21,835
6.02.03	Due from related parties and debentures - receipts	162	54,519

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                          Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Periods Ended June 30, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 6/30/2019	Prior YTD 1/1/2018 to 6/30/2018
6.02.04	(Increase) decrease in permanent investments	3	0
6.02.05	Judicial deposits	-238,609	-315,498
6.02.06	Redemption of judicial deposits	268,573	389,704
6.02.07	Capital increase in subsidiary	9,600	-1,947,681
6.02.08	Advance for future capital increase in subsidiary	-1,299,000	0
6.03	Net cash from financing activities	3,879,299	-58,043
6.03.01	Borrowings net of costs	0	20,630
6.03.02	Repayment of principal of borrowings, financing, and derivatives	-84	0
6.03.03	Proceeds from derivative financial instrument transactions	59,310	0
6.03.04	Due to related parties and debentures - Repayments	0	-110
6.03.05	Capital increase	4,000,000	0
6.03.06	Commitment to investors premium	-58,489	0
6.03.07	Tax refinancing program	-62,970	-78,534
6.03.08	Payment of dividends and interest on capital	-26	-29
6.03.09	Leases	-55,870	0
6.03.10	Share buyback	-2,572	0
6.04	Exchange differences on cash and cash equivalents	0	6,384
6.05	Increase (decrease) in cash and cash equivalents	1,210,377	-2,327,054
6.05.01	Cash and cash equivalents at the beginning of the period	1,669,059	3,875,141
6.05.02	Cash and cash equivalents at the end of the period	2,879,436	1,548,087

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                     Version: 1

Individual Statement of Changes in Equity for the Period January 31, 2019 to June 30, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.04	Capital transactions with shareholders	500,466	3,881,117	0	0	0	4,381,583
5.04.01	Capital Increases	500,466	3,837,009	0	0	0	4,337,475
5.04.04	Bought-back treasury shares	0	-2,572	0	0	0	-2,572
5.04.08	Share subscription warrants	0	-3,719	0	0	0	-3,719
5.04.09	Share subscription warrants	0	3,719	0	0	0	3,719
5.04.10	Pharol agreement	0	-2,462,799	0	0	0	-2,462,799
5.04.11	Pharol agreement	0	2,509,479	0	0	0	2,509,479
5.05	Total comprehensive income	0	0	0	-990,642	-402,503	-1,393,145
5.05.01	Profit for the period	0	0	0	-990,642	0	-990,642
5.05.02	Other comprehensive income	0	0	0	0	-402,503	-402,503
5.05.02.06	Share issue costs	0	0	0	0	-414,010	-414,010
5.05.02.07	Exchange losses on investment abroad	0	0	0	0	11,507	11,507
5.07	Closing balances	32,538,937	12,610,862	0	-18,520,750	-988,291	25,640,758

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                     Version: 1

Individual Statement of Changes in Equity for the Period January 31, 2018 to June 30, 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980
5.03	Adjusted opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980
5.04	Capital transactions with shareholders	0	0	0	1,212	0	1,212
5.04.08	Merger of subsidiary	0	0	0	1,212	0	1,212
5.05	Total comprehensive income	0	0	0	29,285,679	-41,529	29,244,150
5.05.01	Profit for the period	0	0	0	29,285,679	0	29,285,679
5.05.02	Other comprehensive income	0	0	0	0	-41,529	-41,529
5.05.02.06	Exchange losses on investment abroad	0	0	0	0	-41,529	-41,529
5.06	Internal change in shareholder	0	11,624,028	0	282,135	0	11,906,163
5.06.04	Effects of initial adoption of IFRSs 9 and 15	0	0	0	282,135	0	282,135
5.06.05	Effects of the restructuring of senior notes pursuant to the Judicial Reorganization Plan	0	11,624,028	0	0	0	11,624,028
5.07	Closing balances	21,438,374	19,335,310	0	-12,766,899	-661,240	27,345,545

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                             Version: 1

Individual Statements of Value Added

for the Periods Ended June 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 6/30/2019	Prior YTD 1/1/2018 to 6/30/2018
7.01	Revenue	3,810,758	3,553,021
7.01.01	Sales of goods and services	2,576,100	3,133,614
7.01.02	Other income	1,305,737	477,294
7.01.04	Allowance for/reversal of doubtful accounts	-71,079	-57,887
7.02	Inputs purchased from third parties	-1,201,640	-1,240,869
7.02.01	Cost of sales and services	-50,492	-76,166
7.02.02	Supplies, power, outside services, and other inputs	-1,102,609	-1,114,216
7.02.04	Other	-48,539	-50,487
7.03	Gross value added	2,609,118	2,312,152
7.04	Retentions	-983,107	-856,068
7.04.01	Depreciation, amortization and depletion	-895,211	-838,251
7.04.02	Other	-87,896	-17,817
7.04.02.01	Provisions (including inflation adjustment)	-68,767	2,734
7.04.02.02	Other expenses	-19,129	-20,551
7.05	Wealth created	1,626,011	1,456,084
7.06	Value added received as transfer	-707,588	32,065,681
7.06.01	Share of profit (loss) of investees	-1,868,632	1,893,615
7.06.02	Financial income	1,161,044	30,172,066
7.07	Wealth for distribution	918,423	33,521,765
7.08	Wealth distributed	918,423	33,521,765
7.08.01	Personnel	168,822	163,418
7.08.01.01	Salaries and wages	117,275	109,739
7.08.01.02	Benefits	36,930	38,203
7.08.01.03	Severance pay fund (FGTS)	11,096	11,699
7.08.01.04	Other	3,521	3,777
7.08.02	Taxes and fees	479,737	481,515
7.08.02.01	Federal	-37,278	-196,196
7.08.02.02	State	509,242	667,317
7.08.02.03	Municipal	7,773	10,394
7.08.03	Lenders and lessors	1,260,506	3,591,153
7.08.03.01	Interest	1,048,735	3,329,875
7.08.03.02	Rentals	211,771	261,278
7.08.04	Shareholders	-990,642	29,285,679
7.08.04.03	Retained earnings/Accumulated losses for the period	-990,642	29,285,679

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                             Version: 1

Consolidated Balance Sheets as at June 30, 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2019	Prior Year 12/31/2018
1	Total assets	76,366,741	65,437,797
1.01	Current assets	21,937,103	21,313,484
1.01.01	Cash and cash equivalents	4,060,842	4,385,329
1.01.02	Cash investments	196,752	201,975
1.01.02.01	Cash investments measured at fair vale through profit or loss	196,752	201,975
1.01.02.01.01	Held-for-trading securities	196,752	201,975
1.01.03	Accounts receivable	6,676,730	6,516,555
1.01.03.01	Trade receivables	6,676,730	6,516,555
1.01.04	Inventories	318,944	317,503
1.01.06	Recoverable taxes	651,118	621,246
1.01.06.01	Current recoverable taxes	651,118	621,246
1.01.07	Prepaid expenses	1,001,811	743,953
1.01.08	Other current assets	9,030,906	8,526,923
1.01.08.03	Other	9,030,906	8,526,923
1.01.08.03.01	Derivative financial instruments	5,916	0
1.01.08.03.02	Other taxes	1,726,470	803,252
1.01.08.03.03	Judicial deposits	1,521,976	1,715,934
1.01.08.03.04	Pension plan assets	2,090	4,880
1.01.08.03.05	Held-for-sale assets	4,781,102	4,923,187
1.01.08.03.06	Other assets	993,352	1,079,670
1.02	Non-current assets	54,429,638	44,124,313
1.02.01	Long-term receivables	10,028,284	8,632,464
1.02.01.01	Cash investments measured at fair vale through profit or loss	37,996	36,987
1.02.01.01.01	Securities at fair value	37,996	36,987
1.02.01.07	Deferred taxes	0	23,050
1.02.01.07.01	Deferred income tax and social contribution	0	23,050
1.02.01.08	Prepaid expenses	566,479	522,550
1.02.01.10	Other non-current assets	9,423,809	8,049,877
1.02.01.10.03	Other taxes	1,913,329	715,976
1.02.01.10.04	Judicial deposits	7,192,336	7,018,786
1.02.01.10.05	Pension plan assets	67,305	64,253
1.02.01.10.06	Other assets	250,839	250,862
1.02.02	Investments	117,494	117,840
1.02.02.01	Equity interests	117,494	117,840
1.02.02.01.01	Investments in associates	45,300	44,124
1.02.02.01.04	Interests in joint ventures	29,722	31,488
1.02.02.01.05	Other investments	42,472	42,228
1.02.03	Property, plant and equipment	37,774,628	28,425,563
1.02.03.01	Property, plant and equipment in service	26,574,368	25,073,950
1.02.03.02	Right of use in a lease	8,048,732	0
1.02.03.03	Property, plant and equipment in progress	3,151,528	3,351,613
1.02.04	Intangible assets	6,509,232	6,948,446
1.02.04.01	Intangible assets	6,509,232	6,948,446
1.02.04.01.02	Regulatory licenses	5,422,464	5,850,907

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                             Version: 1

Consolidated Balance Sheets as at June 30, 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2019	Prior Year 12/31/2018
1.02.04.01.03	Software	879,465	865,233
1.02.04.01.04	Intangible assets in progress	22,723	27,195
1.02.04.01.05	Other	184,580	205,111

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                             Version: 1

Consolidated Balance Sheets as at June 30, 2019
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2019	Prior Year 12/31/2018
2	Total liabilities and shareholders’ equity	76,366,741	65,437,797
2.01	Current liabilities	12,010,440	10,689,459
2.01.01	Payroll and related taxes	784,531	906,655
2.01.01.02	Mandatory benefits	784,531	906,655
2.01.02	Trade payables	6,038,029	5,225,862
2.01.02.01	Domestic suppliers	6,038,029	5,225,862
2.01.02.01.01	Trade payables	5,273,419	5,024,260
2.01.02.01.02	Trade payables subject to the JRP	764,610	201,602
2.01.03	Taxes payable	19,541	27,026
2.01.03.01	Federal taxes payable	19,541	27,026
2.01.03.01.01	Income tax and social contribution payable	19,541	27,026
2.01.04	Borrowings and financing	319,006	672,894
2.01.04.01	Borrowings and financing	319,006	672,894
2.01.04.01.01	In local currency	17,300	13,124
2.01.04.01.02	In foreign currency	301,706	659,770
2.01.05	Other payables	4,343,052	3,176,480
2.01.05.02	Other	4,343,052	3,176,480
2.01.05.02.01	Dividends and interest on capital payable	6,170	6,168
2.01.05.02.04	Other taxes	971,190	1,033,868
2.01.05.02.05	Licenses and concessions payable	35,513	85,619
2.01.05.02.06	Leases payable	1,467,444	0
2.01.05.02.07	Tax refinancing program	86,815	142,036
2.01.05.02.08	Liabilities associated to held-for-sale assets	473,048	526,870
2.01.05.02.09	Other payables	1,302,872	1,381,919
2.01.06	Provisions	506,281	680,542
2.01.06.01	Tax, social security, labor, and civil provisions	506,281	680,542
2.01.06.01.01	Tax provisions	26,658	14,925
2.01.06.01.02	Social security and labor provisions	238,781	174,694
2.01.06.01.04	Civil provisions	240,842	490,923
2.02	Non-current liabilities	38,496,812	31,852,527
2.02.01	Borrowings and financing	16,555,017	15,777,012
2.02.01.01	Borrowings and financing	16,555,017	15,777,012
2.02.01.01.01	In local currency	8,143,142	7,620,016
2.02.01.01.02	In foreign currency	8,411,875	8,156,996
2.02.02	Other payables	17,117,416	11,138,215
2.02.02.02	Other	17,117,416	11,138,215
2.02.02.02.03	Trade payables subject to the JRP	3,053,628	3,593,008
2.02.02.02.04	Other taxes	639,376	628,716
2.02.02.02.05	Leases payable	6,681,003	0
2.02.02.02.06	Tax refinancing program	373,118	411,170
2.02.02.02.07	Other payables	6,370,291	6,505,321
2.02.03	Deferred taxes	53,472	0
2.02.03.01	Deferred income tax and social contribution	53,472	0
2.02.04	Provisions	4,770,907	4,937,300
2.02.04.01	Tax, social security, labor, and civil provisions	4,770,907	4,937,300
2.02.04.01.01	Tax provisions	651,593	635,158

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                             Version: 1

Consolidated Balance Sheets as at June 30, 2019
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2019	Prior Year 12/31/2018
2.02.04.01.02	Social security and labor provisions	1,267,568	1,282,487
2.02.04.01.03	Accrued employee benefits	610,178	579,122
2.02.04.01.04	Civil provisions	2,241,568	2,440,533
2.03	Consolidated equity	25,859,489	22,895,811
2.03.01	Realized capital	32,538,937	32,038,471
2.03.02	Capital reserves	12,610,862	8,729,745
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-296,343	-2,803,250
2.03.02.07	Donations and investment grants	123,558	123,558
2.03.02.08	Special merger reserve – Net assets	6,703,309	6,703,309
2.03.02.09	Interest on construction in progress	745,756	745,756
2.03.02.10	Law 8200/91 inflation adjustment	31,287	31,287
2.03.02.11	Restructured senior notes	0	3,719
2.03.02.12	Other capital reserves	3,552,801	2,174,872
2.03.05	Retained earnings/accumulated losses	-18,520,750	-17,530,108
2.03.06	Valuation adjustments to equity	-933,310	-519,300
2.03.08	Other comprehensive income	-54,981	-66,488
2.03.09	Non-controlling interests	218,731	243,491

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                             Version: 1

Consolidated Statements of Profit or Loss for the Periods Ended June 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 6/30/2019	YTD 1/1/2019 to 6/30/2019	Same Quarter Prior Year 01/04/2018 to 6/30/2018	Prior YTD 01/01/2018 to 6/30/2018
3.01	Net operating revenue	5,091,345	10,221,381	5,545,276	11,213,566
3.02	Cost of sales and/or services	-3,859,613	-7,733,082	-4,165,712	-8,032,450
3.03	Gross profit	1,231,732	2,488,299	1,379,564	3,181,116
3.04	Operating expenses/income	-1,530,013	-1,861,631	-1,251,916	-2,750,009
3.04.01	Selling expenses	-889,997	-1,758,287	-968,311	-1,845,183
3.04.02	General and administrative expenses	-689,444	-1,379,855	-685,431	-1,375,329
3.04.04	Other operating income	596,737	2,140,729	538,378	940,034
3.04.05	Other operating expenses	-546,645	-862,929	-133,804	-462,612
3.04.06	Share of profit (loss) of investees	-664	-1,289	-2,748	-6,919
3.05	Profit (loss) before financial income (expenses) and taxes	-298,281	626,668	127,648	431,107
3.06	Financial income (expenses)	-1,373,681	-1,575,411	-1,199,042	28,980,339
3.06.01	Financial income	-20,459	1,330,321	1,787,289	30,464,051
3.06.02	Financial expenses	-1,353,222	-2,905,732	-2,986,331	-1,483,712
3.07	Profit before taxes on income	-1,671,962	-948,743	-1,071,394	29,411,446
3.08	Income tax and social contribution	-37,283	-81,739	-161,773	-118,207
3.08.01	Current	17,176	-5,217	-83,972	59,101
3.08.02	Deferred	-54,459	-76,522	-77,801	-177,308
3.09	Profit (loss) for the period from continuing operations	-1,709,245	-1,030,482	-1,233,167	29,293,239
3.11	Consolidated profit/loss for the period	-1,709,245	-1,030,482	-1,233,167	29,293,239
3.11.01	Attributable to the Company owner	-1,559,045	-990,642	-1,257,676	29,285,679
3.11.02	Attributable to non-controlling interests	-150,200	-39,840	24,509	7,560
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	-0.26000	-0.17000	-1.86000	43.34000
3.99.01.02	Preferred shares (PN)	-0.26000	-0.17000	-1.86000	43.34000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	-0.26000	-0.17000	-1.86000	43.34000
3.99.02.02	Preferred shares (PN)	-0.26000	-0.17000	-1.86000	43.34000

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                             Version: 1

Consolidated Statements of Comprehensive Income for the Periods Ended June 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 6/30/2019	YTD 1/1/2019 to 6/30/2019	Same Quarter Prior Year 01/04/2018 to 6/30/2018	Prior YTD 01/01/2018 to 6/30/2018
4.01	Consolidated profit for the period	-1,709,245	-1,030,482	-1,233,167	29,293,239
4.02	Other comprehensive income	120,836	26,587	-50,181	-63,413
4.02.01	Hedge accounting gain	-11,564	0	0	0
4.02.02	Exchange losses on investment abroad	132,400	26,587	-50,181	-63,413
4.03	Consolidated comprehensive income for the period	-1,588,409	-1,003,895	-1,283,348	29,229,826
4.03.01	Attributable to the Company owner	-1,581,726	-979,135	-1,287,729	29,244,150
4.03.02	Attributable to non-controlling interests	-6,683	-24,760	4,381	-14,324

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                             Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Periods Ended June 30, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 6/30/2019	Prior YTD 1/1/2018 to 6/30/2018
6.01	Net cash from operating activities	-253,148	1,147,033
6.01.01	Cash generated by operations	2,482,130	5,120,586
6.01.01.01	Profit (loss) before taxes	-948,743	29,411,446
6.01.01.02	Charges, interest income, inflation adjustment, and exchange differences	539,426	-3,048,643
6.01.01.03	Fair value adjustment to borrowings and financing	538,667	-14,269,199
6.01.01.04	Present value adjustment to other liabilities	513,893	670,781
6.01.01.05	Gain on the restructuring of third-party borrowings	0	-11,110,316
6.01.01.06	Derivative transactions	-54,081	0
6.01.01.07	Depreciation and amortization	3,419,064	2,853,325
6.01.01.08	Estimated loss on doubtful debts	267,486	400,944
6.01.01.09	Provisions/(reversals)	113,777	3,896
6.01.01.10	Provision for pension plans	129	136
6.01.01.11	Equity in investees	1,289	6,919
6.01.01.12	Loss on disposal of capital assets	66,743	135,452
6.01.01.13	Concession Agreement Extension Fee - ANATEL	183,511	36,218
6.01.01.14	Employee and management profit sharing	38,699	-4,988
6.01.01.15	Tax recovery	-2,011,331	0
6.01.01.16	Inflation adjustment to provisions/(reversals)	182,377	89,708
6.01.01.17	Inflation adjustment to tax refinancing program	9,142	12,476
6.01.01.18	Other	-377,918	-67,569
6.01.02	Changes in assets and liabilities	-1,960,107	-3,398,824
6.01.02.01	Accounts receivable	-427,763	-503,634
6.01.02.02	Inventories	-1,773	-5,622
6.01.02.03	Taxes	-353,534	52,785
6.01.02.04	Held-for-trading cash investments	-217,140	-644,408
6.01.02.05	Redemption of held-for-trading cash investments	232,184	685,811
6.01.02.06	Trade payables	-332,797	-2,722,766
6.01.02.07	Payroll, related taxes and benefits	-160,152	-217,266
6.01.02.08	Licenses and concessions	-127,313	0
6.01.02.09	Provisions	-292,390	-139,682
6.01.02.10	Changes in assets and liabilities held for sale	27,542	-215,600
6.01.02.11	Other assets and liabilities	-306,971	311,558
6.01.03	Other	-775,171	-574,729
6.01.03.01	Financial charges paid - debt	-604,918	-2,508
6.01.03.02	Financial charges paid - other	-351	0
6.01.03.03	Income tax and social contribution paid - Company	-29,557	-460,990
6.01.03.04	Income tax and social contribution paid - third parties	-140,345	-111,231
6.02	Net cash from investing activities	-3,183,326	-2,711,384
6.02.01	Purchases of tangibles and intangibles	-3,263,868	-2,777,506
6.02.02	(Increase) decrease in permanent investments	67,564	15,319
6.02.03	Judicial deposits	-392,335	-562,325
6.02.04	Redemption of judicial deposits	405,313	613,128

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                             Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Periods Ended June 30, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 6/30/2019	Prior YTD 1/1/2018 to 6/30/2018
6.03	Net cash from financing activities	3,111,987	-216,266
6.03.01	Borrowings net of costs	0	51,962
6.03.02	Repayment of principal of borrowings, financing, and derivatives	-84	-161,884
6.03.03	Proceeds from derivative financial instrument transactions	59,310	0
6.03.04	Capital increase	4,000,000	0
6.03.05	Commitment to investors premium	-58,489	0
6.03.06	Licenses and concessions	0	-161
6.03.07	Tax refinancing program	-102,414	-106,158
6.03.08	Payment of dividends and interest on capital	0	-25
6.03.09	Leases	-783,764	0
6.03.10	Share buyback	-2,572	0
6.04	Exchange differences on cash and cash equivalents	0	14,035
6.05	Increase (decrease) in cash and cash equivalents	-324,487	-1,766,582
6.05.01	Cash and cash equivalents at the beginning of the period	4,385,329	6,862,684
6.05.02	Cash and cash equivalents at the end of the period	4,060,842	5,096,102

Additional disclosures relating to the statement of cash flows

Non-cash transactions

	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Variance between economic and financial investment (acquisition of PP&E and intangible assets)	178,634	157,397	589,088	(178,481)
Offset of judicial deposits against provisions and other obligations	56,472	99,131	161,615	228,473
Capital increase	337,475		337,475
Capital increase in subsidiaries	7,437,061
Settlement of payables for own shares (Notes 1 and 26 (b))	46,680		46,680

Reconciliation of liabilities resulting from financing activities

The changes in financial charges and the settlement of the debt resulting from financing activities are presented in Note 20.

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                            Version: 1

Consolidated Statement of Changes in Equity for the Period January 31, 2019 to June 30, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.04	Capital transactions with shareholders	500,466	3,881,117	0	0	0	4,381,583	0	4,381,583
5.04.01	Capital Increases	500,466	3,837,009	0	0	0	4,337,475	0	4,337,475
5.04.04	Bought-back treasury shares	0	-2,572	0	0	0	-2,572	0	-2,572
5.04.08	Share subscription warrants	0	-3,719	0	0	0	-3,719	0	-3,719
5.04.09	Share subscription warrants	0	3,719	0	0	0	3,719	0	3,719
5.04.10	Pharol agreement	0	-2,462,799	0	0	0	-2,462,799	0	-2,462,799
5.04.11	Pharol agreement	0	2,509,479	0	0	0	2,509,479	0	2,509,479
5.05	Total comprehensive income	0	0	0	-990,642	-402,503	-1,393,145	-24,760	-1,417,905
5.05.01	Profit for the period	0	0	0	-990,642	0	-990,642	-39,840	-1,030,482
5.05.02	Other comprehensive income	0	0	0	0	-402,503	-402,503	15,080	-387,423
5.05.02.06	Share issue costs	0	0	0	0	-414,010	-414,010	0	-414,010
5.05.02.07	Exchange losses on investment abroad	0	0	0	0	11,507	11,507	15,080	26,587
5.07	Closing balances	32,538,937	12,610,862	0	-18,520,750	-988,291	25,640,758	218,731	25,859,489

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                            Version: 1

Consolidated Statement of Changes in Equity for the Period January 31, 2018 to June 30, 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980	293,457	-13,512,523
5.03	Adjusted opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980	293,457	-13,512,523
5.04	Capital transactions with shareholders	0	0	0	1,212	0	1,212	0	1,212
5.04.08	Merger of subsidiary	0	0	0	1,212	0	1,212	0	1,212
5.05	Total comprehensive income	0	0	0	29,285,679	-41,529	29,244,150	-14,324	29,229,826
5.05.01	Profit for the period	0	0	0	29,285,679	0	29,285,679	7,560	29,293,239
5.05.02	Other comprehensive income	0	0	0	0	-41,529	-41,529	-21,884	-63,413
5.05.02.06	Exchange losses on investment abroad	0	0	0	0	-41,529	-41,529	-21,884	-63,413
5.06	Internal change in shareholder	0	11,624,028	0	282,135	0	11,906,163	0	11,906,163
5.06.04	Effects of initial adoption of IFRSs 9 and 15	0	0	0	282,135	0	282,135	0	282,135
5.06.05	Effects of the restructuring of senior notes pursuant to the Judicial Reorganization Plan	0	11,624,028	0	0	0	11,624,028	0	11,624,028
5.07	Closing balances	21,438,374	19,335,310	0	-12,766,899	-661,240	27,345,545	279,133	27,624,678

Interim Financial Information (ITR) - June 30, 2019 - OI S.A. – in Judicial Reorganization                            Version: 1

Consolidated Statements of Value Added

for the Periods Ended June 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 6/30/2019	Prior YTD 1/1/2018 to 6/30/2018
7.01	Revenue	14,990,090	15,405,552
7.01.01	Sales of goods and services	13,128,829	14,722,555
7.01.02	Other income	2,128,747	1,090,786
7.01.04	Allowance for/reversal of doubtful accounts	-267,486	-407,789
7.02	Inputs purchased from third parties	-5,242,457	-5,220,808
7.02.01	Cost of sales and services	-349,801	-436,336
7.02.02	Supplies, power, outside services, and other inputs	-4,428,722	-4,295,433
7.02.04	Other	-463,934	-489,039
7.03	Gross value added	9,747,633	10,184,744
7.04	Retentions	-4,028,576	-3,200,512
7.04.01	Depreciation, amortization and depletion	-3,419,064	-2,859,633
7.04.02	Other	-609,512	-340,879
7.04.02.01	Provisions (including inflation adjustment)	-296,154	-249,691
7.04.02.02	Other expenses	-313,358	-91,188
7.05	Wealth created	5,719,057	6,984,232
7.06	Value added received as transfer	1,329,032	30,457,132
7.06.01	Share of profit (loss) of investees	-1,289	-6,919
7.06.02	Financial income	1,330,321	30,464,051
7.07	Wealth for distribution	7,048,089	37,441,364
7.08	Wealth distributed	7,048,089	37,441,364
7.08.01	Personnel	1,068,782	1,067,192
7.08.01.01	Salaries and wages	748,391	753,639
7.08.01.02	Benefits	223,386	215,049
7.08.01.03	Severance pay fund (FGTS)	68,479	73,817
7.08.01.04	Other	28,526	24,687
7.08.02	Taxes and fees	2,868,844	3,386,579
7.08.02.01	Federal	419,782	391,411
7.08.02.02	State	2,303,176	2,849,628
7.08.02.03	Municipal	145,886	145,540
7.08.03	Lenders and lessors	4,140,945	3,694,354
7.08.03.01	Interest	2,804,380	1,610,448
7.08.03.02	Rentals	1,336,565	2,083,906
7.08.04	Shareholders	-1,030,482	29,293,239
7.08.04.03	Retained earnings/Accumulated losses for the period	-990,642	29,285,679
7.08.04.04	Non-controlling interests in retained earnings	-39,840	7,560

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

1.               GENERAL INFORMATION

Oi S.A. – in Judicial Reorganization (“Company” or “Oi”), is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. Since January 2004, the Company also provides domestic and international long-distance services in all Regions and local services outside Region II started to be provided in January 2005. These services are provided under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator of the Brazilian telecommunications industry (“ANATEL” or “Agency”).

The Company is headquartered in Brazil, in the city of Rio de Janeiro, at Rua do Lavradio, 71 – 2º andar.

The Company also holds: (i) through its wholly-owned subsidiary Telemar Norte Leste S.A. – in Judicial Reorganization (“Telemar”) a concession to provide fixed telephone services in Region I and nationwide International Long-distance services; and (ii) through its indirect subsidiary Oi Móvel S.A. – in Judicial Reorganization (“Oi Móvel”) a license to provide mobile telephony services in Region I, II and III.

In Africa, the Company provides fixed and mobile telecommunications services through subsidiaries and investees of Africatel Holdings B.V. (“Africatel”), and in Asia the Company provides fixed, mobile, and other telecommunications services basically related through its subsidiary Timor Telecom (Note 30).

The local and nationwide STFC long-distance concession agreements entered into by the Company and its subsidiary Telemar with ANATEL are effective until December 31, 2025. These concession agreements provide for reviews on a five-year basis and in general have a higher degree of intervention in the management of the business than the licenses to provide private services, and also include several consumer protection provisions, as perceived by the regulator. At the end of 2018, ANATEL published Public Hearing No. 51/2018 to address the revision of the Concession Agreements for the concession’s last five-year period (2021-2025). The contribution period to the Public Hearing ended on March 26, 2019, and the draft in being analyzed by ANATEL. It is worth noting that Congress Bill 79/2016 provides for a special amendment of concession agreements to adjust them to the possibility of migrating from a public utility regime to an STFC service provision under a private law regime. Thus, if this bill is passed into law, a concession agreement could be amendment in any date other than December 31, 2020.

With the approval of the Judicial Reorganization Plan (“PRJ” or “Plan”), ANATEL initiated some procedures aiming at monitoring the Company’s financial situation, as well as to assess its Company’s ability to discharge its obligations arising from the terms of the concession agreements. In March 2019, ANATEL decided, among other issues, to maintain the special monitoring of the provision of telecommunications services of the Oi Group companies in 2019 by imposing actions related to transparency, corporate governance, and corporate control, financial and operating performance, and asset and credit management, as informed in the Notice to the Market disclosed by the Company on May 8, 2019.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On December 21, 2018, the Government enacted Decree 9619/2018, which repeals Decree 7512/2011 and approves a New PGMU, effective for 2016-2020. The highlight of the New PGMU is the fact that the New PGMU introduces a significant reduction in the plant of payphones (“TUP”) currently in use. As a replacement for the payphones no longer required, the concessionaires have a new obligation consisting of the implementation of wireless fixed access systems supporting broadband connections.

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on B3 S.A. – Brasil, Stock Exchange, OTC (“B3”) and its American Depositary Receipts (“ADRs”) representing Oi common shares and preferred shares are traded on the New York Stock Exchange (“NYSE”).

Corporate Authorization

The Executive Committee authorized the completion of this quarterly information at the meeting held on August 14, 2019, after being reviewed at the Board of Directors’ meeting held on the same date.

Judicial Reorganization

The information on the Plan should be read together with the financial statements for the year ended December 31, 2018.

On June 20, 2016, the Oi Companies filed a judicial reorganization petition with the Court of the State of Rio de Janeiro (“Judicial Reorganization Proceeding”).

On December 19, 2017, after confirming that the required quorum of classes I, II, III, and IV creditors was in attendance, the General Creditors’ Meeting was held and the JRP was approved by a vast majority of creditors on December 20, 2017.

On January 8, 2018, the competent court issued a decision that ratified the JRP and granted the judicial reorganization to the Oi Companies, which was published on February 5, 2018.

On July 31, 2018, the restructuring of the Oi Companies’ financial debt was completed with the implementation of the applicable terms and conditions provided for in the JRP, including the completion of the first capital increase provided for in the JRP, Capital Increase – Claim Capitalization.

On January 25, 2019 the Company completed the second capital increase provided for in the JRP (“Capital Increase - New Funds”), with the issue of 3,225,806,451 book-entry, registered common shares, without par value, including new common shares represented by ADSs, pursuant to the JRP and the subscription and commitment agreement entered into by the Company, its subsidiaries, and the Backstop Investors.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Capital Increase – New Funds

Exercise of Subscription Warrants and American Depositary Warrants (“ADWs”)

On October 28, 2018, the Company commenced the issuance and delivery of all warrants and ADWs exercised by their holders. The process was concluded on January 4, 2019. All warrants that were not exercised on or prior to January 2, 2019 have been cancelled.

Preferential offer and completion of the Capital Increase – New Funds, pursuant to the commitment agreement terms

As contemplated by Section 6 of the JRP, on November 13, 2018 the Company commenced a preemptive offering of common shares that was registered with the SEC under the Securities Act under which holders of common shares and preferred shares, including the ADS Depositary and The Bank of New York Mellon, as depositary of the Preferred ADS program, received transferable rights for each common share or preferred share held as of November 19, 2018, which refers to as subscription rights.

The subscription rights expired on January 4, 2019. On January 16, 2019, the Company issued 1,530,457,356 common shares to holders of subscription rights that had exercised those subscription rights with respect to the initial common shares. On January 21, 2019, the Company issued 91,080,933 common shares to holders of subscription rights that had requested subscriptions for excess common shares. The proceeds of these subscriptions totaled R$2,011 million.

On January 25, 2019, the Company issued 1,604,268,162 common shares, representing the total number of common shares that were offered in the preemptive offering less the total number of initial common shares and excess common shares, to the Backstop Investors in a private placement under the terms of the commitment agreement for the aggregate amount of R$1,989 million ("Share Balance"). Because of the subscription and payment of the Share Balance, the Company completed, on this date, the Capital Increase – New Funds, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase – New Funds, representing a contribution of new funds for the Company totaling R$4.0 billion. In addition, under the terms of the commitment agreement, on that date the Company issued, as compensation for their commitments under the commitment agreement, 272,148,705 common shares in a private placement to the Backstop Investors and paid US$13 million to the Backstop Investors. As a result of the outcome of the subscription and payment of the Capital Increase – New Funds and the Commitment Shares, the Company’s share capital increased to R$32,538,937,370.00, represented by 5,954,205,001 shares, divided into 5,796,477,760 registered common shares and 157,727,241 registered preferred shares, without par value.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Litigation discontinuation settlement between the Company and Pharol

On February 8, 2019, in order to discontinue any disputes that might harm the implementation of the JRP, the Company disclosed a Material Fact Notice informing that its Board of Directors approved, in accordance with CVM Instruction 567/2015, the acquisition of 1,800,000 preferred shares issued by the Company to ensure the compliance of the commitment assumed by the Company to transfer its treasury shares to Bratel, wholly-owned subsidiary of Pharol SGPS, S.A., in the context of the settlement entered into, subject matter of the Material Fact Notice of January 8, 2019 (“Settlement”), in transactions conducted in B3’s OTC to deliver the treasury shares to Bratel, which will be made within four business days from the confirmation of the settlement by the Judicial Reorganization Court.

On February 18, 2019, the Court issued a decision suspending conflict of jurisdiction injunction No. 157.099 during the period requested by the parties.

On April 3, 2019, the Company disclosed a notice to the market to inform on the confirmation of the settlement, referred to above, because the fifteen-day term for the publication of the related court decision has run out. Accordingly, as determined in the Settlement, the term for the compliance with the second part of the obligations established by both parties to the Settlement started on this same date, including: (a) the request to discontinue all the litigation involving the parties; and (b) the delivery to Bratel of 33.8 million Oi shares currently held in treasury, including 32 million common shares and 1.8 million preferred shares.

In addition, several obligations and rights of the parties described in the Material Fact Notice disclosed by Oi and the Notice disclosed by Pharol, both of January 9, 2019, are being fully met, which, pursuant to the Settlement, could be resolved if such Settlement were not approved by the Judicial Reorganization Court.

Default Payment Method provided for by Clause 4.3.6 of the Plan - Bondholders

On May 20, 2019, in strict compliance with the decision issued under Chapter 15 that determined that the cancelation of the notes regulated by New York Law should take place on June 14, 2019, the Company announced that it started the procedure so that the holders of the notes (a) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.375% notes maturing in 2017 (ISIN No.: XS0215828913); (b) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.875% notes maturing in 2018 (ISIN No.: XS0843939918); (c) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.00% notes maturing in 2019 (ISIN No.: XS0462994343); (d) Portugal Telecom International Finance B.V.’s €1,000,000,000 in 4.625% notes maturing in 2020 (ISIN No.: XS0927581842); (e) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.5% notes maturing in 2025 (ISIN No.: XS0221854200); (f) Oi Brasil Holdings Coöperatief U.A.’s €600,000,000 in 5.625% notes maturing in 2021 (ISIN No.: XS1245245045); (g) Oi Brasil Holdings Coöperatief U.A.’s US$1,500,000,000 in 5.75% notes maturing in 2022 (ISIN No.: US10553MAD39); (h) Oi S.A.’s €750,000,000 in 5.125% notes maturing in 2017 (ISIN No.: XS0569301327); (i) Oi S.A.’s US$750,000,000 9.500% maturing in 2019 (ISIN No.: 87944LAD1); (j) Oi S.A.’s BRL1,100,000,000 in 9.75% maturing in 2016 (ISIN No. US10553MAC55); and (k) Oi S.A.’s US$1,000,000,000 in 5.500% maturing in 2020 (ISIN No. 144A: US87944LAE92) (the “Legacy Notes”) are able to support their claims to receive on a future date or on the Company’s payment dates pursuant to Clause 4.3.6 of the Plan. On June 14, 2019, the Legacy Notes were duly cancelled.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The procedure detailed above is not applicable for the holders of the 6.25% Notes issued by Portugal Telecom International Finance B.V. – in Judicial Reorganization maturing in 2016 (ISIN No.: PTPTCYOM0008). The Company will provide at the appropriate time the information on the procedure to register the beneficiaries of the Default Payment Method provided for by Clause 4.3.6 of the Plan with regard to such series.

Going concern

The interim financial information for the period ended June 30, 2019, has been prepared assuming that the Company will continue as a going concern and in compliance with the legal requirements applicable to a judicial reorganization. The judicial reorganization is aimed at ensuring the continuation of the Oi Companies as going concerns. This continuity was strengthen with the approval of the JRP and, as a result, the borrowings and financing were novated and the related balances were recalculated under the terms and conditions of the JRP, including the Capital Increase with Claim Capitalization and the Capital Increase with New Funds.

The continuity of the Company as a going concern is ultimately depending on the successful outcome of the judicial reorganization and the realization of other forecasts of the Oi Companies.

The Company has been successfully discharging the obligations set forth in the judicial reorganization proceedings and even though there are no indications in this regard, we emphasize that these conditions and circumstances indicate, by their own nature, uncertainties that may affect the success of the judicial reorganization and possibly cast doubts as to the Oi Companies’ ability to continue as going concerns. As at June 30, 2019 and after the implementation of the JRP, total shareholders’ equity was R$25,859,489 (R$25,640,758 in the Company), loss for the period then ended was R$1,030,482 (R$990,642 in the Company), and working capital totaled R$9,926,663 (R$8,287,616 in the Company). As at December 31, 2018 and after the recognition of the effects of the JRP, total shareholders’ equity was R$22,895,811 (R$22,652,320 in the Company), profit for the year then ended was R$24,615,555 (R$24,591,140 in the Company), and working capital totaled R$10,624,025 (R$13,706,450 in the Company).

2.               SIGNIFICANT ACCOUNTING POLICIES

The accounting policies detailed below have been consistently applied in all fiscal periods presented in this individual and consolidated interim financial information, and have been consistently applied both by the Company and its subsidiaries.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(a)             Reporting basis

The Company’s interim financial information has been prepared for the period ended June 30, 2019 and in accordance with IAS 34 and CPC 21 (R1) issued by the Accounting Pronouncements Committee (“CPC”), which address interim financial reporting.

CPC 21 (R1)/IAS 34 requires that management use certain accounting estimates. The quarterly information has been prepared based on the historical cost, except for certain financial assets and financial liabilities measured at their fair values.

This quarterly information does not include all the information and disclosures required in annual financial statements and should be read in conjunction with the annual financial statements for the year ended December 31, 2018, which have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) and the accounting practices adopted in Brazil. There were no changes in the accounting policies adopted in the period ended June 30, 2019 as compared to those applicable in the year ended December 31, 2018, besides the new pronouncements, interpretations, and changes that became effective after December 31, 2018, as described in item (b) of this note.

The assets and liabilities related to the operations in Africa are consolidated and stated in a single line item of the balance sheet as held-for-sale assets as a result of Management’s expectation and decision to hold these assets and liabilities for sale. In the statement of profit or loss, however, costs/expenses and revenue/gains are stated under the full consolidation method because these assets do not meet the criteria to be classified as ‘discontinued operation’, as provided for by CPC 31/IFRS 5.

Estimates and critical accounting judgments

The Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant, and also requires judgments related to these matters. Actual results of operations and the financial position may differ from these estimates. The estimates that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities are related to: (i) the recognition of revenue and trade receivables; (ii) estimated credit losses on doubtful accounts; (iii) depreciation and amortization of assets with finite useful lives; (iv) impairment of long-lived assets; (v) fair value of financial liabilities; (vi) provisions; (vii) fair value of financial assets; (viii) deferred income tax and social contribution; (ix) employee benefits and (x) leases.

Functional and presentation currency

The Company and its subsidiaries operate mainly as telecommunications industry operators in Brazil, Africa, and Asia, and engage in activities typical of this industry. The items included in the financial statements of each group company are measured using the currency of the main economic environment where it operates ("functional currency"). The individual and consolidated financial statements are presented in Brazilian reais (R$), which is the Company’s functional and presentation currency.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Transactions and balances

Foreign currency-denominated transactions are translated into the functional currency using the exchange rates prevailing on the transaction dates. Foreign exchange gains and losses arising on the settlement of the transaction and the translation at the exchange rates prevailing at period-end, related foreign currency-denominated monetary assets and liabilities are recognized in the income statement, except when qualified as hedge accounting and, therefore, deferred in equity as cash flow hedges.

Group companies with a different functional currency

The profit or loss and the financial position of all Group entities, none of which is operating under hyperinflationary conditions, whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

•        assets and liabilities are translating at the rate prevailing at the end of the reporting period;

•        revenue and expenses disclosed in the statement of profit or loss are translated using the average exchange rate;

•        all the resulting foreign exchange differences are recognized as a separate component of equity in other comprehensive income; and

•        goodwill and fair value adjustments, arising from the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing exchange rate.

As at June 30, 2019 and December 31, 2018, the foreign currency-denominated assets and liabilities were translated into Brazilian reais using mainly the following foreign exchange rates:

	Closing rate		Average rate
Currency	06/30/2019	12/31/2018	06/30/2019	06/30/2018
Euro	4.3587	4.4390	4.3440	4.1430
US dollar	3.8322	3.8748	3.8459	3.4274
Cape Verdean escudo	0.0396	0.0403	0.0394	0.0376
Sao Tomean dobra	0.000183	0.000185	0.000183	0.000169
Kenyan shilling	0.0375	0.0381	0.0381	0.0339
Namibian dollar	0.2716	0.2698	0.2709	0.2784
Mozambican metical	0.0611	0.0627	0.0608	0.0564
Angolan kwanza	0.0113	0.0126	0.0121	0.0158

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Segment reporting

The information about operating segments is presented consistently with the internal report provided to the Company’s main decision-making body, its Board of Directors. The results of operations are frequently reviewed with regard to the resources to be allocated to assess their performance and for strategic decision-making.

Accounting reclassifications of the comparative period

The Company did certain reclassifications on the income statement for the quarter ended June 30, 2018 for better comparability, understanding of transactions and balances in the individual and consolidated interim financial statements for the quarter ended June 30, 2019. These reclassifications had no effect in the result for the period nor on the Company's shareholders' equity on that date. These reclassifications are presented below:

	Company		Consolidated
	Presentation current 06/30/2018	Presentation originally 06/30/2018	Presentation current 06/30/2018	Presentation originally 06/30/2018
Cost of sales and/or services	(1,599,514)	(1,569,989)	(8,032,450)	(7,802,767)
Share of profit (loss) of investees			(1,845,183)	(1,983,474)
General and administrative expenses			(1,375,329)	(1,318,181)
Other operating expenses	75,040	45,515	(462,612)	(611,152)

(b)             New and revised standards and interpretations

New and revised standards		Effective for annual periods beginning on or after:
Annual improvements to IFRSs	2015-2017 Cycle	January 1, 2019
IFRS 16	Leases	January 1, 2019
IFRIC 23	Uncertainty over Income Tax Treatments	January 1, 2019
Amendment to IFRS 9	Prepayment Features with Negative Compensation	January 1, 2019
Amendment to IAS 28	Long-term interests in associates and joint ventures	January 1, 2019

Among the standards, changes, and interpretations referred to above, on IFRS 16/CPC 06 (R2) had an impact on the Company and subsidiaries' financial position as from January 1, 2019, as detailed below.

IFRS 16/CPC 06 (R2) Leases

IFRS 16/CPC 06 (R2) Leases establishes the principles for the recognition, measurement, presentation, and disclosures, and requires that lessees account for all the leases under a single model in the balance sheet. The standard includes two recognition exemptions for lessees: leases of low value assets (for example, personal computers) and short-term leases (i.e., with a lease tem of twelve months or less). At the lease commencement date, the lessee recognizes a liability related to the lease payments (i.e., a lease liability) and a lease asset that represents the right to use the underlying asset during the lease term (i.e., a right-of-use asset). The lessees are required to separately recognize an interest expense on the lease liability and a depreciation expense on the right-of-use asset. The lessees shall also revalue the lease liability should certain events occur (for example, any change in the lease term, a change in the future lease payments as a result of a change in the index or rate used to determine such payments). As a rule, the lessee recognizes the revised amount of the lease liability as an adjustment to the right-of-use asset.

There is no significant change in the lessor’s recognition based on IFRS 16 regarding the current accounting in accordance with IAS 17. The lessors shall continue to classify all leases pursuant to the same classification principle of IAS 17, differentiating between two types of leases: operating and finance leases.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Transition

The Company adopted IFRS 16 pursuant to the modified retrospective approach (i.e., beginning January 1, 2019, taking into account the right-of-use equal to the lease liability upon the first-time adoption), without any restatement of comparative information. The Company elected to apply the standard to agreements that were identified as leases pursuant to the previous standard. As a result, the Company did not apply the standard to agreements that have not previously been identified as containing a lease by applying IAS 17 and IFRIC 4, and excluded lease agreements maturing in the next twelve months, without probable renewal intention, in addition to applying a single discount rate to leases with similar characteristics and excluding to direct initial costs in the measurement of the right-of-use.

Exemptions

The Company elected to use the exemptions proposed by the standard on short-term agreements (i.e., that will be end within 12 months from the commencement date), lease agreements for which there is an underlying low value asset.

Impacts

The impacts refer basically to the lease agreements of towers, properties, stores, vehicles, and sites (physical spaces) and as described in Notes 16 and 22.

Upon the initial adoption of IFRS 16/CPC 06 (R2), the Company recognized a right-of-use asset and a lease liability in balance sheet. The right-of-use asset is measured at cost, which consists of the initial amount of the lease liability measurement, any initial direct costs incurred by the Company, an estimate of any costs to disassemble and remove the asset at the end of the lease, and any lease payments made before the lease commencement date (net of any incentives received), calculated at present value.

The Company depreciates the right-of-use assets on a straight-line basis from the commencement of the lease to the termination of the lease. The Company also assesses impairment when there are indicators that an asset might be impaired.

At the commencement date, the Company measured the lease liability at the present value of the consideration paid or payable, discounted using the Company’s incremental lending rate.

The lease payments included in the lease liability measurement consist of fixed payments and variable payments based on either an index or a rate.

After the initial measurement, the liability will be written down by the payments made and increased by the interest incurred. If necessary, the liability is recalculated to reflect any remeasurement or change, or if there are changes in the substance of the fixed payments.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

When there is a significant contractual change, a lease liability is remeasured and the corresponding adjustment is reflected in the right-of-use asset, or in profit or loss, if the right-of-use asset is already written down to nil.

The Company elected to use the exemptions proposed by the standard for lease agreements, for short-term and low value contracts. Accordingly, instead of recognizing a right-of-use asset and a lease liability, these are recognized as an expense in profit or loss over the lease period.

The Company individually measured any new agreement entered into after January 1, 2019 if such agreement contained a lease. A lease is defined as an “a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration.”

To apply this definition the Company assessed whether a contract meets the three key characteristics:

•        The agreement contains an identified asset, which is explicitly identified in the agreement or implicitly specified to be identified at the time that the asset is made available to the Company;

•        The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use, considering its rights within the scope set out in the agreement; and

•        The Company has the right to direct the use of the identified asset throughout the period of use the and right to direct "how and for what purpose" the asset is used throughout the period of use.

As at January 1, 2019, the company and its subsidiaries recognized a right-of-use asset as a corresponding entry to the lease liability payable, amounting to R$8.2 billion (Notes 16 and 22). As at June 30, 2019, the amounts recognized for the right-of-use asset and the lease liability payable are R$8.0 billion and R$8.1 billion, respectively.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company adopted IFRS 16, taking into account the modified retrospective application permitted by the respective standards. Accordingly, we present below the consolidated results for the periods ended June 30, 2019 and 2018, less the effects recognized as a result of this application.

	Balance at 06/30/2019 (with IFRS 16)	IFRS 16 adjustments	Balance at 06/30/2019 (w/o IFRS 16)	Balance at 06/30/2018

Net operating revenue	10,221,381		10,221,381	11,213,566

Cost of sales and/or services	(7,733,082)	(290,729)	(8,023,811)	(8,032,450)

Gross profit (loss)	2,488,299	(290,729)	2,197,570	3,181,116

Operating income (expenses)
Share of profit (loss) of investees	(1,289)		(1,289)	(6,919)
Selling expenses	(1,758,287)	(3,629)	(1,761,916)	(1,845,183)
General and administrative expenses	(1,379,855)	(2,807)	(1,382,662)	(1,375,329)
Other operating income	2,140,729		2,140,729	940,034
Other operating expenses	(862,929)		(862,929)	(462,612)

	(1,861,631)	(6,436)	(1,868,067)	(2,750,009)

Profit (loss) before financial income (expenses) and taxes	626,668	(297,165)	329,503	431,107

Financial income	1,330,321		1,330,321	30,464,051
Financial expenses	(2,905,732)	469,008	(2,436,724)	(1,483,712)

Financial income (expenses)	(1,575,411)	469,008	(1,106,403)	28,980,339

Profit (loss) before taxes	(948,743)	171,843	(776,900)	29,411,446

Income tax and social contribution
Current	(5,217)		(5,217)	59,101
Deferred	(76,522)		(76,522)	(177,308)

Profit (loss) for the period	(1,030,482)	171,843	(858,639)	29,293,239

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.               FINANCIAL INSTRUMENTS AND RISK ANALYSIS

3.1.           Financial Instruments

The carrying amounts and the estimated fair values of our main financial assets and financial liabilities as at June 30, 2019 and December 31, 2018 are summarized as follows:

	Accounting measurement	COMPANY		CONSOLIDATED
		06/30/2019
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	157,042	157,042	249,086	249,086
Cash equivalents	Fair value	2,722,394	2,722,394	3,811,756	3,811,756
Cash investments	Fair value	195,024	195,024	234,748	234,748
Due from related parties	Amortized cost	5,001,230	5,001,230
Derivative financial instruments	Fair value	5,916	5,916	5,916	5,916
Accounts receivable (i)	Amortized cost	1,181,712	1,181,712	6,676,730	6,676,730
Held-for-sale assets
Held-for-sale financial asset (Note 30)	Fair value	1,740,878	1,740,878	1,740,878	1,740,878
Dividends receivable (Note 30)	Amortized cost	2,534,983	2,534,983	2,534,983	2,534,983

Liabilities
Trade payables (i)	Amortized cost	2,016,937	2,016,937	9,091,657	9,091,657
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	1,879,628	1,879,630	6,359,146	6,359,146
Due to related parties	Amortized cost	561,956	561,956
Public debentures	Amortized cost	2,170,063	2,170,063	4,659,497	4,659,497
Senior notes	Amortized cost	5,855,380	7,093,881	5,855,380	7,093,881
Dividends and interest on capital	Amortized cost	5,049	5,049	6,170	6,170
Licenses and concessions payable (iii)	Amortized cost			35,513	35,513
Tax refinancing program (iii)	Amortized cost	295,752	295,752	459,933	459,933
Leases payable (iv)	Amortized cost	649,017	649,017	8,148,447	8,148,447

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Accounting measurement	COMPANY		CONSOLIDATED
		12/31/2018
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	152,454	152,454	287,491	287,491
Cash equivalents	Fair value	1,516,605	1,516,605	4,097,838	4,097,838
Cash investments	Fair value	195,639	195,639	238,962	238,962
Due from related parties	Amortized cost	11,960,680	11,960,680
Accounts receivable (i)	Amortized cost	1,193,687	1,193,687	6,516,555	6,516,555
Held-for-sale assets
Held-for-sale financial asset (Note 30)	Fair value	1,843,778	1,843,778	1,843,778	1,843,778
Dividends receivable (Note 30)	Amortized cost	2,566,935	2,566,935	2,566,935	2,566,935

Liabilities
Trade payables (i)	Amortized cost	2,244,382	2,244,382	8,818,870	8,818,870
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	1,759,635	1,759,635	7,140,960	7,140,960
Due to related parties	Amortized cost	377,184	377,184
Public debentures	Amortized cost	1,992,339	1,992,339	3,103,106	3,103,106
Senior notes	Amortized cost	6,205,840	6,937,764	6,205,840	6,937,764
Dividends and interest on capital	Amortized cost	5,075	5,075	6,168	6,168
Licenses and concessions payable (iii)	Amortized cost	22,925	22,925	85,619	85,619
Tax refinancing program (iii)	Amortized cost	353,496	353,496	553,206	553,206

For the closing of the period ended June 30, 2019:

(i) The balances of accounts receivables have near terms and, therefore, they are not adjusted to fair value. Under the Plan, the suppliers with claims in excess of R$150,000 would receive the remaining balance in four annual installments, beginning 2018, which were adjusted to present value (Note 19).

(ii) The balance of the borrowings and financing with the BNDES, Local Banks, and ECAs correspond to exclusive markets, and the fair value of these instruments is similar to their carrying amounts. The balances of borrowings and financing refers to the bonds issued in the international market, for which is there is a secondary market, and their fair values differ from their carrying amounts.

(iii) The licenses and concessions payable and the tax refinancing program are stated at the amounts that these obligations are expected to be discharged and are not adjusted to fair value.

(iv) The leases payable are represented by the amounts that the obligations are expected to be settled, adjusted at present value.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The levels of the financial assets, cash and cash equivalents and cash investments, held-for-sale assets, and derivative financial instruments at fair value as at June 30, 2019 and December 31, 2018 are as follows:

	Fair value measurement hierarchy	COMPANY		CONSOLIDATED
		Fair value	Fair value	Fair value	Fair value
		06/30/2019	12/31/2018	06/30/2019	12/31/2018
Assets
Cash and banks	Level 1	157,042	152,454	249,086	287,491
Cash equivalents	Level 2	2,722,394	1,516,605	3,811,756	4,097,838
Cash investments	Level 2	195,024	195,639	234,748	238,962
Derivative financial instruments	Level 2	5,916		5,916
Held-for-sale financial asset	Level 3	1,740,878	1,843,778	1,740,878	1,843,778

There were no transfers between levels in the periods ended June 30, 2019 and December 31, 2018.

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation, as follows:

(a)             Cash, cash equivalents and cash investments

Foreign currency-denominated cash equivalents and cash investments are basically kept in checking deposits denominated in euro and US dollars and, to a lesser extent, in euros.

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the reporting period, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future cash flows at the market rates prevailing at the end of the period, and when similar, fair value is similar to the carrying amount on the reporting date.

(b)             Held-for-sale assets

Refers to the fair value of the financial investment in Unitel, classified as a financial asset at fair value through profit or loss and the recoverable amount of dividends receivable from Unitel. The fair value is driven by a number of estimations concerning the potential outcomes and recoveries from the various legal proceedings which have been instituted on behalf of the Company and its affiliates. In addition, the fair value is estimated based on the internal valuation made, including cash flows forecasts for a five-year period, the choice of a growth rate to extrapolate the cash flows projections, and definition of appropriate discount rates and foreign exchange rates consistent with the reality of each country where the businesses are located. In addition to the financial and business assumptions referred to above, the Company also takes into consideration the fair value measurement of cash investments, qualitative assumptions, including the outcomes and conclusions of the lawsuits filed against third parties, and the opinion of the legal counsel on these lawsuits. With regard to the impairment test of dividends, the Company uses financial assumptions on the discount rate in time and the foreign exchange rate, and uses qualitative assumptions based on the opinion of the legal counsel on the outcome the proceedings of filed against Unitel and third parties for the nonpayment of dividends and interest.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company monitors and periodically updates the key assumptions and critical estimates used to calculate fair value (Note 30).

(c)              Derivative financial instruments

The Company conducts derivative transactions to manage certain market risks, mainly the foreign exchange risk. At the closing date of the period ended June 30, 2019, these instruments include Non-deliverable Forward (NDF) contracts. The Company does not use derivatives for any purposes other than hedging against these risks.

The method used to calculate the fair value of the derivative instruments was the method based on the future cash flows associated to each hired instrument, discounted using the market rates prevailing at the closing date of the period ended June 30, 2019.

3.2.           Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows), credit risk, and liquidity risk. According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks. The Company and its subsidiaries may use derivative financial instruments to mitigate certain exposures to these risks.

The Company’s risk management process is a three-step process, taking into account its consolidated structure: strategic, tactical, and operational. At the strategic level, the Company’s executive committee agrees with the Board of Directors the risk guidelines to be followed. A Financial Risk Management Committee is responsible for overseeing and ensuring that Oi comply with the existing policies. At the operating level, risk management is carried out by the Company's treasury officer, in accordance with the policies approved by the Board of Directors.

The Financial Risk Management Committee meets on a monthly basis and currently consists of the Corporate Finance Officer, The Regulation Planning and Wholesale Officer, Legal Tax Officer, Chief Controller, Investor Relations Officer, and the Treasury Officer.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Hedging and Cash Investments Policies, approved by the Board of Directors, document the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies.

In the aftermath of the approval of the JRP, based on the measured new risk factors, the Company approved with the Board of Directors a new strategy to the Board of Directors to mitigate the risks arising on the foreign exchange exposure of its financial liabilities, as is ready to implement it as from this point in time. In line with the Hedging Policy pillars, the strategy is focused on the preservation of the Company’s cash flows, maintaining the liquidity, and comply with the financial covenants.

3.2.1.      Market risk

(a)             Foreign exchange risk

Financial assets

The Company is not exposed to any material foreign exchange risk involving foreign currency-denominated financial assets as at June 30, 2019, except with regard to the assets held for sale, for which the Company does not enter into any currency hedging transaction.

Financial liabilities

The Company and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. The Company’s and its subsidiaries’ borrowings and financing exposed to this risk represent approximately 51.7% of total liabilities from borrowings and financing (53.6% at December 31, 2018), less the contracted currency hedging transactions. To minimize this type of risk, the Company entered into currency hedges with financial institutions for part of the foreign currency-denominated interest payments scheduled for 2019. The Company hedges 100% of its total dollar-denominated debt service estimated for the end of 2019 through hedging transactions in the form of currency forwards and foreign currency-denominated cash investments. The currency hedging percentage for purposes of covenant compliance and the financial expenses of the existing borrowings and financing, including the impacts of changes in foreign exchange rates on the fair value adjustment gain, is 50.5%.

Additionally, the Company hedged part of the Company’s operating expenses contractually denominated in US dollar, which matured in the current six-month period.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Foreign currency-denominated financial assets and financial liabilities are presented in the balance sheet as follows (includes intragroup balances transferred to Company amounts):

	COMPANY
	06/30/2019		12/31/2018
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	42,078	42,078	39,779	39,779
Cash equivalents	63,090	63,090	153,428	153,428
Due from related parties	5,001,230	5,001,230	11,960,680	11,960,680
Derivative financial instruments	5,916	5,916
Financial liabilities
Borrowings and financing (Note 20)	7,007,122	8,245,624	7,131,350	7,863,274

	CONSOLIDATED
	06/30/2019		12/31/2018
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	47,646	47,646	70,116	70,116
Cash equivalents	64,351	64,351	154,514	154,514
Derivative financial instruments	5,916	5,916
Financial liabilities
Borrowings and financing (Note 20)	8,713,581	9,952,082	8,816,766	9,548,690

The amounts of the derivative financial instruments are summarized as follows:

Derivatives not designated for hedge accounting
	Notional (US$)	Maturity (years)	COMPANY		CONSOLIDATED
			Fair value		Fair value
			Amounts (payable)/receivable		Amounts (payable)/receivable
			06/30/2019	12/31/2018	06/30/2019	12/31/2018
USD/R$ Non-deliverable forwards (NDF)	82,677.85	< 1 year	5,916		5,916

At the end of the quarter, the main hedging transactions conducted with financial institutions with the objective minimizing the foreign exchange risk co cambial are as follows:

NDF contracts – Non-deliverable forwards

US$/R$: Refer to future dollar purchase transactions using NDFs to hedge against the depreciation of the Brazilian real against the US dollar. The key strategy for these contracts is to eliminate foreign exchange differences during the contract period, mitigating unfavorable changes in foreign exchange rates on dollar-denominated debts or operating expenses.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As at June 30, 2019 and December 31, 2018, the Company recognized as result of derivative transactions the amounts following below:

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Forward currency transactions – financial income (expenses)	(5,718)		(5,718)
Forward currency transactions – operating revenues (expenses)	12,625		12,625
Total	6,907		6,907

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Forward currency transactions – financial income (expenses)	54,081		54,081
Forward currency transactions – operating revenues (expenses)	11,145		11,145
Total	65,226		65,226

And the movements in foreign exchange hedges designated for hedge accounting were recognized in other comprehensive income.

Table of movements in hedge accounting effects in other comprehensive income
	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018
Gain on designated hedges	11,145	11,145
Expensed hedge amortization	(11,145)	(11,145)
Balance at Jun 30, 2019

Foreign exchange risk sensitivity analysis

As established by CVM Instruction 475, as at June 30, 2019, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies, at the end of the reporting period.

For purposes of this Instruction, however, the rates used for the probable scenario were the rates prevailing at the end of June 2019. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

	Rate
Description	06/30/2019	Depreciation
Probable scenario
U.S. dollar	3.8322	0%
Euro	4.3587	0%
Possible scenario
U.S. dollar	4.7903	25%
Euro	5.4484	25%
Remote scenario
U.S. dollar	5.7483	50%
Euro	6.5381	50%

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The impacts of foreign exchange exposure on the foreign currency-denominated debt, considering offshore derivatives and cash, in the sensitivity scenarios estimated by the Company, are shown in the table below (excludes intragroup balances):

		06/30/2019
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
US dollar debt	Dollar appreciation	8,678,926	10,848,657	13,018,389	14,787,749	18,484,686	22,181,623
Derivatives (net position - USD)	Dollar depreciation	(5,916)	(7,396)	(8,875)	(5,916)	(7,396)	(8,875)
US dollar cash	Dollar depreciation	(63,364)	(79,205)	(95,047)	(66,006)	(82,508)	(99,009)
Euro debt	Euro appreciation	178,920	223,650	268,381	2,618,992	3,273,740	3,928,488
Euro cash	Euro depreciation	(41,804)	(52,255)	(62,706)	(45,991)	(57,489)	(68,986)
Fair value adjustment	Dollar/euro depreciation	(2,425,443)	(3,031,803)	(3,638,164)	(8,648,436)	(10,810,542)	(12,972,652)
Total assets/liabilities indexed to exchange fluctuation		6,321,319	7,901,648	9,481,978	8,640,392	10,800,491	12,960,589
Total (gain) loss			1,580,329	3,160,659		2,160,099	4,320,197

(b)             Interest rate risk

Financial assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions.

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Financial liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP), the CDI, or the Benchmark Rate in the case of real-denominated debt as at June 30, 2019. After the approval of the JRP, the Company does not have borrowings and financing subject to foreign currency-denominated floating interest rate.

As at June 30, 2019, approximately 48.0% (46.0% at December 31, 2018) of the incurred debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after is to CDI.  Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

These assets and liabilities are presented in the balance sheet as follows:

	COMPANY
	06/30/2019		12/31/2018
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	2,659,304	2,659,304	1,363,177	1,363,177
Cash investments	195,024	195,024	195,639	195,639
Financial liabilities
Borrowings and financing (Note 20)	3,459,905	3,459,905	3,203,648	3,203,648

	CONSOLIDATED
	06/30/2019		12/31/2018
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	3,747,405	3,747,405	3,943,324	3,943,324
Cash investments	234,748	234,748	238,962	238,962
Financial liabilities
Borrowings and financing (Note 20)	8,160,442	8,160,442	7,633,140	7,633,140

Interest rate fluctuation risk sensitivity analysis

Management believes that the most material risk related to interest rate fluctuations arises from its liabilities pegged to the TJLP and primarily the CDI. This risk is associated to an increase in those rates. The TJLP rate remained stable at 7.0% p.a. from April 1, 2017 to December 31, 2017. Beginning January 1, 2018, the TJLP was being successively reduced: 6.75% per year up to March 2018, 6.6% per year from April to June 2018, and 6.56% from July to September 2018. In turn, from October to December 2018 this rate was increased to 6.98% per year and was reduced again from January to March 2019, to 7.03%, and from April to June 2019, to 6.26%. At the end of the quarter the National Monetary Council decided to reduce this rate again to 5.95% per year, effective for July-September 2019.

As required by CVM Instruction 475, Management estimated the fluctuation scenarios of the rates CDI and TJLP as at June 30, 2019. The rates used for the probable scenario were the rates prevailing at the end of the reporting period.

For purposes of this Instruction, however, these rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

06/30/2019
Interest rate scenarios
Probable scenario		Possible scenario		Remote scenario
CDI	TJLP	CDI	TJLP	CDI	TJLP
6.40%	6.26%	8.00%	7.83%	9.60%	9.39%

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the present values of these liabilities.

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

		06/30/2019
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
CDI-indexed debt	CDI increase	2,332,120	3,022,237	3,756,330	4,120,197	5,339,439	6,636,373
TJLP-indexed debt	TJLP increase	950,333	1,151,609	1,364,897	3,714,018	4,500,630	5,334,189
Total assets/liabilities pegged to the interest rate		3,282,453	4,173,846	5,121,227	7,834,215	9,840,069	11,970,562
Total (gain) loss			891,393	1,838,774		2,005,854	4,136,347

3.2.2.      Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts. As at June 30, 2019, approximately 94.32% of the consolidated cash investments were made with counterparties with an AAA, AA, A, and or sovereign risk rating.

The Company had credit risks related to dividends receivable associated to the investment in Unitel.

3.2.3.      Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions. Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company’s management monitors the continual forecasts of the liquidity requirements to ensure that the company has sufficient cash to meet its operating needs and fund capital expenditure to modernize and expand its network.

At the beginning of 2019, Oi completed the capital increase provided for in the JRP approved at the end of 2017. With this increase, the Company received R$4.0 billion, which will be allocated to the incremental CAPEX Plan, directed to the expansion of the mobile and fixed infrastructure, while focused primarily on the fiber optics project.

4.               NET OPERATING REVENUE

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018

Gross operating revenue	1,264,733	1,556,289	6,850,434	7,678,798

Deductions from gross revenue	(307,908)	(381,973)	(1,759,089)	(2,133,522)
Taxes	(306,240)	(380,169)	(1,408,702)	(1,715,962)
Other deductions	(1,668)	(1,804)	(350,387)	(417,560)

Net operating revenue	956,825	1,174,316	5,091,345	5,545,276

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018

Gross operating revenue	2,577,983	3,137,915	13,851,323	15,566,879

Deductions from gross revenue	(625,607)	(787,925)	(3,629,942)	(4,353,313)
Taxes	(623,724)	(783,624)	(2,907,448)	(3,508,989)
Other deductions	(1,883)	(4,301)	(722,494)	(844,324)

Net operating revenue	1,952,376	2,349,990	10,221,381	11,213,566

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

5.               REVENUE AND EXPENSES BY NATURE

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Net operating revenue	956,825	1,174,316	5,091,345	5,545,276
Operating income (expenses):
Interconnection	(19,908)	(30,257)	(104,629)	(158,946)
Personnel	(100,096)	(94,091)	(599,828)	(600,124)
Third-party services	(283,070)	(295,947)	(1,510,809)	(1,465,606)
Grid maintenance service	(166,331)	(170,247)	(256,528)	(271,378)
Handset and other costs			(45,857)	(34,059)
Advertising and publicity	(22,846)	(24,116)	(114,051)	(98,397)
Rentals and insurance	(94,774)	(104,133)	(673,909)	(1,054,574)
Provisions/reversals	35,823	(64,222)	(54,386)	(68,262)
Estimated loss on doubtful debts	(29,647)	(23,976)	(130,509)	(205,198)
Taxes and other income (expenses)	(1,068,626)	(1,044,794)	(2,337)	(25,996)
Other operating income (expenses), net		222,901	(167,395)	156,087
Operating expenses excluding depreciation and amortization	(1,749,475)	(1,628,882)	(3,660,238)	(3,826,453)
Depreciation and amortization	(452,083)	(577,219)	(1,729,388)	(1,591,175)
Total operating expenses	(2,201,558)	(2,206,101)	(5,389,626)	(5,417,628)
Profit (loss) before financial income (expenses) and taxes	(1,244,733)	(1,031,785)	(298,281)	127,648
Financial income (expenses):
Financial income	27,675	3,154,654	(20,459)	1,787,289
Financial expenses	(366,545)	(3,359,927)	(1,353,222)	(2,986,331)
Total financial income (expenses)	(338,870)	(205,273)	(1,373,681)	(1,199,042)
Loss before taxes	(1,583,603)	(1,237,058)	(1,671,962)	(1,071,394)
Income tax and social contribution	24,558	(20,618)	(37,283)	(161,773)
Loss for the period	(1,559,045)	(1,257,676)	(1,709,245)	(1,233,167)
Loss attributable to the owners of the Company	(1,559,045)	(1,257,676)	(1,559,045)	(1,257,676)
Loss attributable to non-controlling interests			(150,200)	24,509

Operating expenses by function:

Cost of sales and/or services	(772,552)	(921,831)	(3,859,613)	(4,165,712)
Selling expenses	(210,999)	(216,962)	(889,997)	(968,311)
General and administrative expenses	(208,291)	(224,431)	(689,444)	(685,431)
Other operating income	417,994	125,372	596,737	538,378
Other operating expenses	5,062	141,451	(546,645)	(133,804)
Share of profit (loss) of investees	(1,432,772)	(1,109,700)	(664)	(2,748)
Total operating expenses	(2,201,558)	(2,206,101)	(5,389,626)	(5,417,628)

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Net operating revenue	1,952,376	2,349,990	10,221,381	11,213,566
Operating income (expenses):
Interconnection	(50,492)	(76,166)	(241,120)	(348,562)
Personnel	(194,197)	(191,482)	(1,203,589)	(1,209,439)
Third-party services	(572,512)	(585,119)	(3,010,233)	(2,892,021)
Grid maintenance service	(330,664)	(338,781)	(531,456)	(549,549)
Handset and other costs			(95,639)	(77,241)
Advertising and publicity	(38,831)	(39,354)	(185,883)	(164,239)
Rentals and insurance (i)	(211,771)	(261,278)	(1,336,565)	(2,083,906)
Provisions/reversals	17,823	(99,151)	(113,777)	(159,983)
Estimated loss on doubtful debts	(71,079)	(57,887)	(267,486)	(407,789)
Taxes and other income (expenses) (ii)	(1,278,150)	2,025,679	(9,691)	(186,184)
Other operating income (expenses), net (iii)	592,770	222,901	819,790	156,087
Operating expenses excluding depreciation and amortization	(2,137,103)	599,362	(6,175,649)	(7,922,826)
Depreciation and amortization (i)	(895,211)	(838,251)	(3,419,064)	(2,859,633)
Total operating expenses	(3,032,314)	(238,889)	(9,594,713)	(10,782,459)
Profit (loss) before financial income (expenses) and taxes	(1,079,938)	2,111,101	626,668	431,107
Financial income (expenses):
Financial income	1,161,044	30,172,066	1,330,321	30,464,051
Financial expenses (i)	(1,070,032)	(3,062,319)	(2,905,732)	(1,483,712)
Total financial income (expenses)	91,012	27,109,747	(1,575,411)	28,980,339
Profit (loss) before taxes	(988,926)	29,220,848	(948,743)	29,411,446
Income tax and social contribution	(1,716)	64,831	(81,739)	(118,207)
Profit (loss) for the period	(990,642)	29,285,679	(1,030,482)	29,293,239
Profit (loss) attributable to the owners of the Company	(990,642)	29,285,679	(990,642)	29,285,679
Profit (loss) attributable to non-controlling interests			(39,840)	7,560

Operating expenses by function:

Cost of sales and/or services	(1,572,791)	(1,599,514)	(7,733,082)	(8,032,450)
Selling expenses	(426,830)	(419,121)	(1,758,287)	(1,845,183)
General and administrative expenses	(430,763)	(446,565)	(1,379,855)	(1,375,329)
Other operating income	1,305,629	257,656	2,140,729	940,034
Other operating expenses	(38,927)	75,040	(862,929)	(462,612)
Share of profit (loss) of investees	(1,868,632)	1,893,615	(1,289)	(6,919)
Total operating expenses	(3,032,314)	(238,889)	(9,594,713)	(10,782,459)

(i)          The semiannual comparison was impacted by the adoption of IFRS 16/CPC 06 (R2) Leases beginning January 1, 2019 (Note 2(b)).

(ii)         Includes the share of profit (loss) of investees.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii)       In 2019, refers to the accounting recognition amounting to R$604,680 in the Company and R$999,095 on a consolidated basis, of the PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in March 2019, as described in Note 11, and R$167,395 on a consolidated basis related to the derecognition for the reconciliation of tax credits and tax incentives from prior periods that are not expected to be realized.

6.               FINANCIAL INCOME (EXPENSES)

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Financial income
Adjustment to present value	1,034	373,516	3,824	1,192,071
Inflation adjustment and foreign exchange differences on the fair value adjustment	(43,585)		(126,248)
Gain on the restructuring of third-party borrowings
Interest on and inflation adjustment to other assets	97,091	92,185	30,601	427,695
Income from cash investments	53,655	26,882	71,243	77,799
Interest and foreign exchange differences on intragroup loans	(80,247)	2,621,879
Exchange differences on translating foreign cash investments	(1,218)	5,327	(1,259)	11,024
Reversal interest and other revenue	945	34,865	1,380	78,700
Total	27,675	3,154,654	(20,459)	1,787,289

Financial expenses and other charges
a) Borrowing and financing costs
Recognition of present value adjustment	(92,369)	(103,325)	(204,452)	(226,991)
Inflation adjustment to and exchange losses on third-party borrowings	142,280	(1,187,874)	252,641	(2,228,794)
Interest on borrowings from third parties	(220,124)	(236,794)	(316,968)	(287,435)
Interest on debentures	(54,191)	(52,347)	(84,408)	(81,535)
Interest and foreign exchange differences on intragroup loans	65,027	(1,990,580)
Subtotal:	(159,377)	(3,570,920)	(353,187)	(2,824,755)
b) Other charges
Gain (loss) on cash investments classified as held for sale	57,838	460,343	(169,615)	710,400
Tax on transactions and bank fees	(21,630)	(19,228)	(67,203)	(68,189)
Interest on, inflation adjustment to, and foreign exchange differences on other liabilities	(50,100)	(73,030)	(136,068)	(222,109)
Inflation adjustment to provisions/reversals	(47,526)	130,979	(85,126)	29,266
Interest on taxes in installments - tax financing program	(2,413)	(4,192)	(4,025)	(5,451)
Financial instrument transactions	(5,718)		(5,718)
Other expenses	(137,619)	(283,879)	(532,280)	(605,493)
Subtotal:	(207,168)	210,993	(1,000,035)	(161,576)
Total	(366,545)	(3,359,927)	(1,353,222)	(2,986,331)
Financial income (expenses)	(338,870)	(205,273)	(1,373,681)	(1,199,042)

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Financial income
Adjustment to present value (i)	1,034	5,711,398	3,824	14,595,245
Inflation adjustment and foreign exchange differences on the fair value adjustment	(31,485)		(122,843)
Gain on the restructuring of third-party borrowings (ii)		3,271,498		11,110,316
Interest on and inflation adjustment to other assets (iii)	1,078,194	359,084	1,250,292	697,368
Income from cash investments	110,288	85,354	158,187	174,283
Interest and foreign exchange differences on intragroup loans (iv)	(37,477)	20,187,743
Exchange differences on translating foreign cash investments	(55,991)	6,384	(56,627)	14,035
Reversal of interest and other income (v)	96,481	550,605	97,488	3,872,804
Total	1,161,044	30,172,066	1,330,321	30,464,051

Financial expenses and other charges
a) Borrowing and financing costs
Recognition of present value adjustment	(189,761)	(143,152)	(419,648)	(326,046)
Inflation adjustment to and exchange losses on third-party borrowings (vi)	96,787	(1,263,896)	208,378	(2,455,267)
Interest on borrowings from third parties (vii)	(422,797)	1,058,939	(621,806)	1,919,009
Interest on debentures (vii)	(106,863)	703,017	(166,449)	660,087
Interest and foreign exchange differences on intragroup loans (viii)	101,071	(3,156,873)
Subtotal:	(521,563)	(2,801,965)	(999,525)	(202,217)
b) Other charges
Gain on cash investments classified as held for sale	(19,839)	559,382	(47,228)	710,400
Tax on transactions and bank fees	(86,911)	(344,669)	(189,739)	(616,049)
Interest on, inflation adjustment to, and foreign exchange differences on other liabilities	(120,785)	(129,118)	(371,241)	(378,956)
Inflation adjustment to provisions/reversals	(86,590)	101,885	(182,377)	(89,708)
Interest on taxes in installments - tax financing program	(5,225)	(9,132)	(9,142)	(12,476)
Financial instrument transactions	54,081		54,081
Other expenses (ix)	(283,200)	(438,702)	(1,160,561)	(894,706)
Subtotal:	(548,469)	(260,354)	(1,906,207)	(1,281,495)
Total	(1,070,032)	(3,062,319)	(2,905,732)	(1,483,712)
Financial income (expenses)	91,012	27,109,747	(1,575,411)	28,980,339

(i)          In 2018, refers to the recognition of the fair value of third-party borrowings and financing arising from the impacts of the ratification of the JRP.

(ii)         In 2018, refers basically to the positive impact of the novation of the debt represented by the qualified Senior Notes, calculated pursuant to the JRP.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii)       In 2019, refers to the accounting recognition amounting to R$875 million in the Company and R$1,024 million on a consolidated basis related to the inflation adjustment to PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in March 2019, as described in Note 11.

(iv)       In the Company in 2018, includes R$17,784 million in present value adjustment to intragroup loans.

(v)         In 2018, represented mainly by the reversal of the interest expenses on debt included in the JRP, adjusted in the period prior to the ratification of the Plan amounting to R$2,826 million and adjustment of trade payables and default payment to present value amounting to R$1,004 million, on a consolidated basis.

(vi)       In 2018, in the Company and on a consolidated basis, includes R$555 million related to the capital gain associated to the novation of debts arising on the Senior Notes.

(vii)      In 2018, on a consolidated basis, represented mainly by the reversal of interest on the debt included in the JRP amounting to R$3,115 million and interest expenses on novated debt and debentures totaling R$167 million.

(viii)    In the Company in 2018, includes R$978 million in present value adjustment to intragroup loans.

(ix)       Represented mainly by banking and financial fees and commissions, and lease-related financial expenses.

7.               INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Income tax and social contribution
Current taxes	89	(711)	17,176	(83,972)
Deferred taxes (Note 10)	24,469	(19,907)	(54,459)	(77,801)
Total	24,558	(20,618)	(37,283)	(161,773)

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Pre-tax loss	(1,583,603)	(1,237,058)	(1,671,962)	(1,071,394)
Income tax and social contribution
Income tax and social contribution on taxed income	538,425	420,600	568,467	364,274
Equity in investees	(487,142)	(377,299)	(226)	(934)
Tax incentives (basically, operating profit)		39	(765)	3,746
Permanent deductions (add-backs)	(493,785)	704,340	(604,086)	1,138,854
Reversal of (Allowance for) impairment losses on deferred tax assets	467,060	(768,298)	69,543	(1,442,139)
Tax effects of deferred tax assets of foreign subsidiaries			(70,216)	(225,574)
Income tax and social contribution effect on profit or loss	24,558	(20,618)	(37,283)	(161,773)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Income tax and social contribution
Current taxes	(1,716)	(20,015)	(5,217)	59,101
Deferred taxes (Note 10)		84,846	(76,522)	(177,308)
Total	(1,716)	64,831	(81,739)	(118,207)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Profit (loss) before taxes	(988,926)	29,220,848	(948,743)	29,411,446
Income tax and social contribution
Income tax and social contribution on taxed income	336,235	(9,935,088)	322,573	(9,999,892)
Equity in investees	(635,335)	643,829	(438)	(2,352)
Tax incentives (basically, operating profit) (i)	37	45	108	7,242
Permanent deductions (add-backs) (ii)	(633,332)	8,335,792	(841,195)	14,315,952
Reversal of (Allowance for) impairment losses on deferred tax assets (iii)	930,679	1,020,253	504,372	(690,515)
Tax effects of deferred tax assets of foreign subsidiaries (iv)			(67,159)	(3,748,642)
Income tax and social contribution effect on profit or loss	(1,716)	64,831	(81,739)	(118,207)

(i)          Refers basically to the exploration profit recognized in the profit or loss of subsidiary Oi Móvel pursuant to Law 11638/2007.

(ii)         In 2019, the tax effects from permanent add-backs are represented mainly by the recognition of the present value adjustment to the restructured liabilities. In 2018 the main tax effects from permanent deductions are represented by the restructuring of the liabilities included in the JRP.

(iii)       Refers to the reversal (recognition) of the allowance for the realizable value (impairment) of deferred tax assets (Note 10).

(iv)       Refers to the effects of unrecognized deferred tax assets held by foreign subsidiaries that do not have a history of profitability and/or an expectation to generate taxable income.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

8.               CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the years ended June 30, 2019 and December 31, 2018 are measured at their fair values.

(a)             Cash and cash equivalents

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Cash and banks	157,042	152,454	249,086	287,491
Cash equivalents	2,722,394	1,516,605	3,811,756	4,097,838
Total	2,879,436	1,669,059	4,060,842	4,385,329

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Repurchase agreements	1,981,326	868,834	2,519,928	2,742,731
Private securities	559,072	364,014	926,858	895,073
Bank certificates of deposit (CDBs)	179,345	127,685	360,228	301,632
Time deposits		153,428	1,073	154,514
Other	2,651	2,644	3,669	3,888
Cash equivalents	2,722,394	1,516,605	3,811,756	4,097,838

(b)             Cash investments

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Private securities	184,651	180,159	219,090	213,653
Government securities	10,373	15,480	15,658	25,309
Total	195,024	195,639	234,748	238,962
Current	190,064	190,779	196,752	201,975
Non-current	4,960	4,860	37,996	36,987

The Company and its subsidiaries hold cash investments in Brazil and abroad for the purpose of earning interest on cash, benchmarked to CDI in Brazil, LIBOR for the US dollar-denominated portion, and EURIBOR for the euro-denominated portion.

The amounts of cash equivalents and short-term investments are basically invested through exclusive investment funds, and most of the portfolio consists of Government Securities with yield pegged to the SELIC rate. The portfolio is preferably allocated to highly liquid spot market instruments for all investments.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

9.               ACCOUNTS RECEIVABLE

	COMPANY1		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Billed services	1,335,030	1,302,359	7,109,038	6,783,022
Unbilled services	424,778	453,985	982,917	984,062
Handheld devices, accessories, and other assets	106,715	115,632	326,411	619,821
Subtotal	1,866,523	1,871,976	8,418,366	8,386,905
Estimated loss on doubtful debts	(684,811)	(678,289)	(1,741,636)	(1,870,350)
Total	1,181,712	1,193,687	6,676,730	6,516,555

1 This amount includes the related-party balances, as shown in Note 29.

The aging list of trade receivables is as follows:

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Current	1,526,565	1,546,631	6,273,797	6,250,613
Past-due up to 60 days	185,874	177,222	714,256	672,673
Past-due from 61 to 90 days	30,261	29,906	126,737	131,798
Past-due from 91 to 120 days	25,451	26,078	118,613	132,562
Past-due from 121 to 150 days	21,829	19,840	109,816	104,628
Over 150 days past-due	76,543	72,299	1,075,147	1,094,631
Total	1,866,523	1,871,976	8,418,366	8,386,905

The movements in the estimated loss on doubtful accounts were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	(678,289)	(1,870,350)
Estimated loss on doubtful debts	(71,079)	(267,587)
Trade receivables written off as uncollectible	64,557	396,301
Balance at Jun 30, 2019	(684,811)	(1,741,636)

10.            CURRENT AND DEFERRED INCOME TAXES

	Assets
	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Current recoverable taxes
Recoverable income tax (IRPJ) (i)	78,245	72,936	430,646	287,472
Recoverable social contribution (CSLL) (i)	2,373	4,349	107,725	91,996
IRRF/CSLL - withholding income taxes (ii)	41,547	69,141	112,747	241,778
Total current	122,165	146,426	651,118	621,246

Deferred recoverable taxes
Income tax and social contribution on temporary differences1				23,050
Total non-current				23,050

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Liabilities
	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Current taxes payable
Income tax payable		705	16,172	21,628
Social contribution payable		258	3,369	5,398
Total current		963	19,541	27,026

Deferred taxes payable
Income tax and social contribution on temporary differences1			53,472
Total non-current			53,472

1 See movements table below

(i)               Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.

(ii)             Refer to withholding income tax (IRRF) credits on cash investments, derivatives, intragroup loans, government entities, and other amounts that are used as deductions from income tax payable for the years, and social contribution withheld at source on services provided to government agencies.

Movements in deferred income tax and social contribution

	COMPANY
	Balance at 12/31/2018	Recognized in deferred tax benefit/ expenses	Recognized directly in equity	Balance at 06/30/2019
Deferred tax assets arising on:
Temporary differences
Provisions	736,907	(632,822)		104,085
Provisions for suspended taxes	20,369	1,068		21,437
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	(14,762)	67		(14,695)
Estimated loss on doubtful debts	173,766	1,189		174,955
Profit sharing	18,115	(18,115)
Foreign exchange differences	732,978	(100,359)		632,619
Merged goodwill (i)	1,690,507	(139,502)		1,551,005
Other temporary add-backs and deductions	212,929	4,465	1,190	218,584
Onerous obligation	417,123	(7,557)		409,566
Deferred taxes on temporary differences	3,987,932	(891,566)	1,190	3,097,556
Tax loss carryforwards	4,125,910	215,997	24,835	4,366,742
Total deferred tax assets	8,113,842	(675,569)	26,025	7,464,298
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,150,343)	(255,110)		(2,405,453)
Allowance for impairment loss (iii)	(5,963,499)	930,679	(26,025)	(5,058,845)
Total deferred taxes assets (liabilities)

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	Balance at 12/31/2018	Recognized in deferred tax benefit/ expenses	Recognized directly in equity	Balance at 06/30/2019
Deferred tax assets arising on:
Temporary differences
Provisions	1,244,246	(654,546)		589,700
Provisions for suspended taxes	29,555	2,105		31,660
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	(14,095)	68		(14,027)
Estimated loss on doubtful debts	478,827	(27,546)		451,281
Profit sharing	94,504	(75,336)		19,168
Foreign exchange differences	1,403,193	(164,005)		1,239,188
Merged goodwill (i)	1,690,508	(139,503)		1,551,005
Other temporary add-backs and deductions	177,085	730,816	1,190	909,091
Onerous obligation	1,527,924	(27,680)		1,500,244
Deferred taxes on temporary differences	6,631,747	(355,627)	1,190	6,277,310
Tax loss carryforwards	13,703,529	394,202	24,835	14,122,566
Total deferred tax assets	20,335,276	38,575	26,025	20,399,876
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,532,682)	(619,469)		(3,152,151)
Allowance for impairment loss (iii)	(17,779,544)	504,372	(26,025)	(17,301,197)
Total deferred taxes assets (liabilities)	23,050	(76,522)		(53,472)

(i)          Refer to: (i) deferred income tax and social contribution assets calculated as tax benefit originating from the goodwill paid on acquisition of the Company and recognized by the merged companies in the course of 2009. The realization of the tax credit arises from the amortization of the goodwill balance based on the STFC license and in the appreciation of property, plant and equipment, the utilization of which is estimated to occur through 2025, and (ii) deferred income tax and social contribution assets originating from the goodwill paid on the acquisition of interests in the Company in 2008-2011, recognized by the companies merged with and into Telemar Participações S.A. (“TmarPart”) and by TmarPart merged with and into the Company on September 1, 2015, which was based on the Company’s expected future profitability and the amortization of which is estimated to occur through 2025.

(ii)         Refers basically to the tax effects on the appreciation of property, plant and equipment and intangible assets, merged from TmarPart.

(iii)       The Company, based on the schedule of expected generation of future taxable income, supported by a technical feasibility study and the comparison with the estimate of the annual realization amount of asset and liability temporary differences, revised its deferred taxes recovery estimate and identified and recognized an allowance at recovery value.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The stock of tax loss carryforwards in Brazil and foreign subsidiaries is approximately R$30,923,954 and R$R$14,432,380, and corresponds to R$10,514,144 and R$3,608,095 in deferred tax assets, respectively, which can be carried forward indefinitely and offset against taxes payable in the future.

11.            OTHER TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Recoverable State VAT (ICMS) (i)	262,722	280,166	1,272,122	1,240,353
PIS and COFINS (ii)	1,592,102	100,181	2,291,594	215,860
Other	41	23	76,083	63,015
Total	1,854,865	380,370	3,639,799	1,519,228
Current	534,328	232,961	1,726,470	803,252
Non-current	1,320,537	147,409	1,913,329	715,976

	LIABILITIES
	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
State VAT (ICMS)	184,978	197,606	519,694	556,693
ICMS Convention No. 69/1998	24,090	23,602	25,271	34,113
PIS and COFINS (iii)	61,885	23,731	253,769	235,319
FUST/FUNTTEL/broadcasting fees (iv)	201,956	199,528	662,288	655,022
Other (v)	4,782	12,242	149,544	181,437
Total	477,691	456,709	1,610,566	1,662,584
Current	251,196	233,714	971,190	1,033,868
Non-current	226,495	222,995	639,376	628,716

(i) Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

(ii) The Company and its subsidiaries have filed legal proceedings to claim the right to deduct ICMS from the PIS and COFINS tax bases and the recovery of past unduly paid amounts, within the relevant statute of limitations.

In March 2019, the 1st and 2nd Region Federal Courts (Brasília and Rio de Janeiro) issued final and unappealable decisions favorable to the Company on two of the three main lawsuits of the Company relating to the discussion about the non-levy of PIS and COFINS on ICMS.

The third lawsuit is still ongoing in the 2nd Region Federal Court.

Accordingly, as at March 31, 2019 the Company recognized R$1,480 million in the Company and R$2,024 million on a consolidated basis related to the credits as mentioned above.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company is already utilizing part of the credits definitively recognized at court level to offset them against current federal taxes payable and has concurrently been taking the necessary actions to initiate the utilization of the remains tax credits.

(iii) Refers basically to the Social Integration Program Tax on Revenue (PIS) and Social Security Funding Tax on Revenue (COFINS) on revenue, financial income, and other income.

(iv) The Company and its subsidiaries Telemar and Oi Móvel filed lawsuits to discuss the correct calculation of the contribution to the FUST and in the course of the lawsuits made escrow deposits to suspend its collection. These discussions are also being judged by higher courts and a possible transformation of the deposited amounts into definitive payments should not occur within two (2) years.

(v) Consisting primarily of inflation adjustment to suspended taxes and withholding tax on intragroup loans and interest on capital.

12.            JUDICIAL DEPOSITS

In some situations the Company makes, as ordered by courts or even at its own discretion to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counselors, as probable, possible, or remote.

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Civil	3,706,415	3,746,025	5,564,674	5,849,978
Tax	822,540	801,340	2,334,329	2,337,508
Labor	483,400	583,723	893,079	1,197,144
Subtotal:	5,012,355	5,131,088	8,792,082	9,384,630
Estimated loss (i)	(86,556)	(444,407)	(77,770)	(649,910)
Total	4,925,799	4,686,681	8,714,312	8,734,720
Current	1,249,312	1,348,700	1,521,976	1,715,934
Non-current	3,676,487	3,337,981	7,192,336	7,018,786

(i) This amount represents the estimated loss of balances of judicial deposits which are in the process of reconciliation with the obtained statements.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

13.            PREPAID EXPENSES

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Costs incurred on the performance of a contract (IFRS 15)	247,221	238,648	982,217	912,538
Telecom Inspection Fund (FISTEL) fee	369		276,406
Advertising and publicity	580	580	76,462	135,049
Contractual prepaid expenses		16,195		47,771
Insurance	16,021	22,458	44,244	48,865
Bank guarantee	10,306	15,840	42,639	40,690
Other	31,783	10,873	146,322	81,590
Total	306,280	304,594	1,568,290	1,266,503
Current	191,158	191,087	1,001,811	743,953
Non-current	115,122	113,507	566,479	522,550

14.            OTHER ASSETS

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Advances to and amounts recoverable from suppliers	126,023	382,783	557,001	621,376
Amounts receivable from the sale of property, plant and equipment items	81,527	85,684	301,202	305,155
Amounts receivable	184,824	211,786	163,769	202,834
Advances to employees	13,013	15,948	66,010	69,635
Other	114,163	110,855	156,209	131,532
Total	519,550	807,056	1,244,191	1,330,532
Current	500,038	787,119	993,352	1,079,670
Non-current	19,512	19,937	250,839	250,862

15.            INVESTMENTS

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Investment in subsidiaries	16,535,676	16,917,150
Joint arrangements			29,722	31,488
Investments in associates			45,300	44,124
Tax incentives, net of allowances for losses	10,273	10,273	31,876	31,876
Other investments	3,799	3,799	10,596	10,352
Total	16,549,748	16,931,222	117,494	117,840

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Summary of the movements in investment balances

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	16,931,222	117,840
Share of profit (loss) of investees (Note 5)	(1,868,632)	(1,289)
Associates’ share of other comprehensive income	(825)	(825)
Reclassification of equity in investees to held-for-sale assets	58,030	1,027
Reclassification of equity in investees to the provision for equity deficiency	99,645
Advance for future capital increase in subsidiary (*)	1,299,000
Other	31,308	741
Balance at Jun 30, 2019	16,549,748	117,494

(*) Refers to the advance for capital increase held by wholly-owned subsidiary Telemar to discharge its universal service and quality maintenance obligations. The actual capital increase will depend on a preapproval from ANATEL.

The main data related to direct equity interests in subsidiaries, for equity accounting purposes, are as follows:

			COMPANY
			06/30/2019
			In thousands of shares		Equity interests - %
Subsidiaries	Equity	Profit (loss) for the period	Common shares	Preferred shares	Total capital	Voting capital
Telemar	16,571,074	(1,733,052)	154,032,213	189,400,783	100	100
Rio Alto	5,274	95	215,538,129	215,538,129	100	100
Oi Holanda	(1,379,862)	(16,271)	100		100	100
Oi Serviços Financeiros	3,216	2,167	799		100	100
PTIF	(2,679,088)	(59,774)	0.042		100	100
CVTEL	(1,055)	(169)	18		100	100
Carrigans	103		0.100		100	100
PT Participações	3,655,997	56,427	1,000,000		100	100
Serede	(133,964)	59,172	24,431,651		17.51	17.51

	Equity in investees				Investment value		Provision for negative shareholders’ equity
	Three-month periods ended		Six-month period ended
Subsidiaries	06/30/2019	06/30/2018	06/30/2019	06/30/2018	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Telemar	(1,372,802)	(569,476)	(1,733,052)	12,809,852	16,571,074	16,951,431
Rio Alto	47	318	95	646	5,274	5,179
Oi Holanda (ii)	6,209	(195,199)	(16,271)	(3,120,753)			1,379,862	4,154,419
Oi Serviços Financeiros	1,059	1,688	2,167	3,434	3,216	1,050
PTIF (ii)	13,647	(393,500)	(59,774)	(7,735,469)			2,679,088	7,255,948
CVTEL	(60)	(61)	(169)	(122)			1,055	902
Carrigans					103	105
Serede	(3,733)	6,643	(222)	3,933			23,458	23,235
Unrealized profits or losses with investees	(2,131)	(4,107)	(3,376)	(8,269)	(43,991)	(40,615)
Subtotal:	(1,357,764)	(1,153,694)	(1,810,602)	1,953,252	16,535,676	16,917,150	4,083,463	11,434,504
PT Participações (i)	(75,008)	43,994	(58,030)	(59,637)	3,655,997	3,721,549
Total	(1,432,772)	(1,109,700)	(1,868,632)	1,893,615	20,191,673	20,638,699	4,083,463	11,434,504

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)       Refers to the share of profit (loss) of investees and the amount of the investments held in the operations in Africa and Asia, classified as held-for-sale assets.

(ii)     With the approval of the JRP, the Oi companies’ debts, represented by the bonds, were consolidated at Oi. To document these transactions it was necessary to enter into loan agreements between Oi and Oi Holanda, as well as between Oi and PTIF. These agreements provided for the possibility of paying and settling he total amount due through a capital increase, which was the approach effectively applied by Oi on January 31, 2019, amounting to €665,639,602.32 at Oi Holanda and €1,100,259.843.00 at PTIF.

Summarized financial information

	06/30/2019
Subsidiaries	Assets	Liabilities	Revenue
Telemar (i)	35,297,578	18,726,504	3,116,781
Oi Holanda (i)	794,628	2,174,490
PTIF (i)	625,478	3,304,566
Rio Alto	5,254	(20)
Oi Serviços Financeiros	21,858	18,642	262
CVTEL	62	1,117
Serede	1,274,446	1,408,410	1,226,382

	12/31/2018		06/30/2018
Subsidiaries	Assets	Liabilities	Revenue
Telemar (i)	33,718,348	16,766,917	3,443,608
Oi Holanda (i)	549,905	4,704,324
PTIF (i)	686,409	7,919,147
Rio Alto	5,269	90
Oi Serviços Financeiros	22,853	21,803	518
CVTEL	95	997
Serede	1,049,482	1,182,178	788,896

 (i) Amounts adjusted for consolidation and equity accounting purposes.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

16.            PROPERTY, PLANT AND EQUIPMENT

		COMPANY
	Works in progress	Automatic switching equipment	Transmission and other equipment(1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at Dec 31, 2018	460,135	6,305,104	24,435,160	6,329,728	1,962,675		2,192,670	41,685,472
Initial adoption of IFRS 16						624,232		624,232
Contractual changes						49,096		49,096
Additions	525,401		49,485	66,336		14,821	8,276	664,319
Write-offs	(6,242)		(391)	(58,865)		(8,427)	(72)	(73,997)
Transfers	(692,245)	659	364,127	222,386	20,065		85,008
Balance at Jun 30, 2019	287,049	6,305,763	24,848,381	6,559,585	1,982,740	679,722	2,285,882	42,949,122
Accumulated depreciation
Balance at Dec 31, 2018		(6,206,296)	(21,385,206)	(4,422,820)	(1,615,284)		(1,733,032)	(35,362,638)
Depreciation expenses		(9,120)	(233,722)	(220,622)	(17,651)	(24,880)	(17,187)	(523,182)
Write-offs			242	51,949		3,677	(2,011)	53,857
Balance at Jun 30, 2019		(6,215,416)	(21,618,686)	(4,591,493)	(1,632,935)	(21,203)	(1,752,230)	(35,831,963)
Property, plant and equipment, net
Balance at Dec 31, 2018	460,135	98,808	3,049,954	1,906,908	347,391		459,638	6,322,834
Balance at Jun 30, 2019	287,049	90,347	3,229,695	1,968,092	349,805	658,519	533,652	7,117,159
Annual depreciation rate (average)		10%	12%	10%	9%	8%	15%

(1)     Transmission and other equipment include transmission and data communication equipment.

		CONSOLIDATED
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at Dec 31, 2018	3,351,613	20,077,960	62,092,721	30,343,531	4,463,690		6,466,170	126,795,685
Initial adoption of IFRS 16						8,167,932		8,167,932
Contractual changes						310,523		310,523
Additions	3,248,930		143,501	173,230	895	90,163	36,836	3,693,555
Write-offs	(29,907)		(8,655)	(518,773)		(73,263)	(399)	(630,997)
Transfers	(3,419,108)	39,953	1,987,171	1,188,413	57,433		146,138
Balance at Jun 30, 2019	3,151,528	20,117,913	64,214,738	31,186,401	4,522,018	8,495,355	6,648,745	138,336,698
Accumulated depreciation
Balance at Dec 31, 2018		(18,940,570)	(47,888,763)	(23,034,282)	(2,814,575)		(5,691,932)	(98,370,122)
Depreciation expenses		(137,326)	(1,204,012)	(722,227)	(52,525)	(460,427)	(120,226)	(2,696,743)
Write-offs			7,491	485,477		13,804	(1,977)	504,795
Transfers			(1,021)	(4)	64		961
Balance at Jun 30, 2019		(19,077,896)	(49,086,305)	(23,271,036)	(2,867,036)	(446,623)	(5,813,174)	(100,562,070)
Property, plant and equipment, net
Balance at Dec 31, 2018	3,351,613	1,137,390	14,203,958	7,309,249	1,649,115		774,238	28,425,563
Balance at Jun 30, 2019	3,151,528	1,040,017	15,128,433	7,915,365	1,654,982	8,048,732	835,571	37,774,628
Annual depreciation rate (average)		10%	12%	10%	9%	11%	15%

(1)   Transmission and other equipment include transmission and data communication equipment.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Additional disclosures

Pursuant to ANATEL’s concession agreements, the property, plant and equipment items of the Company that are indispensable for the provision of the services provided for in said agreements are considered returnable assets.

As at June 30, 2019, the residual balance of the Company’s returnable assets is R$2,934,962 (R$2,900,922 at December 31, 2018) and consists of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment. On a consolidated basis, this balance amounts to R$8,425,310 (R$8,218,006 at December 31, 2018).

In the period ended June 30, 2019, financial charges and transaction costs incurred on works in progress were capitalized at the average rate of 7% per year.

Movements in the rights of use - leases

	COMPANY
	Towers	Site	Real estate	Total
Balance at Dec 31, 2018
Initial adoption of IFRS 16	577,340	45,342	1,550	624,232
Contractual changes	49,504	(408)		49,096
Additions	14,343	478		14,821
Write-offs		(8,427)		(8427)
Balance at Jun 30, 2019	641,187	36,985	1,550	679,722
Accumulated depreciation
Balance at Dec 31, 2018
Depreciation expenses	(21,831)	(2,944)	(105)	(24,880)
Write-offs	3,365	312		3,677
Balance at Jun 30, 2019	(18,466)	(2,632)	(105)	(21,203)
Right of use, net
Balance at Dec 31, 2018
Balance at Jun 30, 2019	622,721	34,353	1,445	658,519

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	Towers	Site	Stores	Vehicles	Real estate	Total
Balance at Dec 31, 2018
Initial adoption of IFRS 16	7,353,507	521,523	117,480	93,615	81,807	8,167,932
Contractual changes	311,589	(8,978)	1,130		6,782	310,523
Additions	49,903	7,312	11,491	21,357	100	90,163
Write-offs	(6,899)	(64,501)	(898)	(965)		(73,263)
Balance at Jun 30, 2019	7,708,100	455,356	129,203	114,007	88,689	8,495,355
Accumulated depreciation
Balance at Dec 31, 2018
Depreciation expenses	(363,451)	(46,219)	(15,405)	(25,547)	(9,805)	(460,427)
Write-offs	11,111	2,391	65	237		13,804
Balance at Jun 30, 2019	(352,340)	(43,828)	(15,340)	(25,310)	(9,805)	(446,623)
Right of use, net
Balance at Dec 31, 2018
Balance at Jun 30, 2019	7,355,760	411,528	113,863	88,697	78,884	8,048,732

17.            INTANGIBLE ASSETS

	COMPANY
	Intangible assets in progress	Data processing systems	Regulatory licenses	Other	Total
Balance at Dec 31, 2018	12,656	2,526,470	14,477,394	539,661	17,556,181
Additions	74			18	92
Transfers	(151)	64,886		(64,735)
Balance at Jun 30, 2019	12,579	2,591,356	14,477,394	474,944	17,556,273
Accumulated amortization
Balance at Dec 31, 2018		(2,510,785)	(9,515,969)	(459,387)	(12,486,141)
Amortization expenses		(16,478)	(354,528)	(1,023)	(372,029)
Transfers		(31,270)		31,270
Balance at Jun 30, 2019		(2,558,533)	(9,870,497)	(429,140)	(12,858,170)
Intangible assets, net
Balance at Dec 31, 2018	12,656	15,685	4,961,425	80,274	5,070,040
Balance at Jun 30, 2019	12,579	32,823	4,606,897	45,804	4,698,103
Annual amortization rate (average)		20%	20%	23%

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	Intangible assets in progress	Data processing systems	Regulatory licenses	Other	Total
Balance at Dec 31, 2018	27,195	8,981,694	18,602,742	1,904,547	29,516,178
Additions	218,712	213		30,639	249,564
Transfers	(223,184)	250,621		(27,437)
Balance at Jun 30, 2019	22,723	9,232,528	18,602,742	1,907,749	29,765,742
Accumulated amortization
Balance at Dec 31, 2018		(8,116,461)	(12,751,835)	(1,699,436)	(22,567,732)
Amortization expenses		(205,332)	(428,443)	(55,003)	(688,778)
Transfers		(31,270)		31,270
Balance at Jun 30, 2019		(8,353,063)	(13,180,278)	(1,723,169)	(23,256,510)
Intangible assets, net
Balance at Dec 31, 2018	27,195	865,233	5,850,907	205,111	6,948,446
Balance at Jun 30, 2019	22,723	879,465	5,422,464	184,580	6,509,232
Annual amortization rate (average)		20%	20%	23%

18.            DERIVATIVE FINANCIAL INSTRUMENTS

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Assets
NDF contracts – Non-deliverable forwards	5,916		5,916
Total	5,916		5,916
Current	5,916		5,916

19.            TRADE PAYABLES

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
ANATEL AGU	2,276,987	2,209,199	7,366,445	7,147,137
Services	768,221	1,030,308	3,667,525	3,397,413
Infrastructure, network and plant maintenance materials	590,055	685,303	2,780,778	2,861,712
Rental of polls and rights-of-way	94,755	83,553	165,424	191,723
Other	41,944	50,106	352,952	647,856
Adjustment to present value	(1,755,025)	(1,814,087)	(5,241,467)	(5,426,971)
Total	2,016,937	2,244,382	9,091,657	8,818,870
Current	1,119,703	1,301,537	6,038,029	5,225,862
Non-current	897,234	942,845	3,053,628	3,593,008

Trade payables subject to the Judicial Reorganization	1,073,798	1,013,342	3,818,238	3,794,610
Trade payables not subject to the Judicial Reorganization	943,139	1,231,040	5,273,419	5,024,260
Total	2,016,937	2,244,382	9,091,657	8,818,870

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

20.            BORROWINGS AND FINANCING

Borrowings and financing by type

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018	Contractual maturity
					Principal	Interest
Senior notes	6,637,033	7,068,263	6,637,033	7,068,263	Jul 2025	Semiannual
Restructuring of non-qualified bonds	334,244	326,376	334,244	326,376	Aug 2024 to Feb 2030	Semiannual
Collateralized claims	968,345	925,271	3,784,412	3,616,074
BNDES	968,345	925,271	3,784,412	3,616,074	Mar 2024 to Feb 2033	Monthly
Restructuring I	5,915,500	5,795,142	15,198,712	14,993,376
Local currency	5,012,326	4,890,589	8,858,880	8,640,054
Debentures	4,465,229	4,358,366	6,954,968	6,788,519	Aug 2023 to Feb 2035	Semiannual
Other	547,097	532,223	1,903,912	1,851,535	Aug 2023 to Feb 2035	Semiannual
Foreign currency	903,174	904,553	6,339,832	6,353,322
Local currency Financial Institution	13,015	13,262	53,508	54,251	Jan 2019 to Nov 2026	Monthly
Default payment	1,187,459	1,200,274	4,268,147	4,332,352
Local currency	151,987	151,989	207,035	207,035	Feb 2038 to Feb 2042	Single installment
Foreign currency	1,035,472	1,048,285	4,061,112	4,125,317	Feb 2038 to Feb 2042
Loan and debentures from subsidiaries (Note 29)	18,333,039	18,610,408
Subtotal	33,388,635	33,938,996	30,276,056	30,390,692
Incurred debt issuance cost	(10,593)	(10,629)	(12,040)	(12,126)
Fair value adjustment (*)	(22,911,015)	(23,593,369)	(13,389,993)	(13,928,660)
Total	10,467,027	10,334,998	16,874,023	16,449,906
Current	303,030	660,172	319,006	672,894
Non-current	10,163,997	9,674,826	16,555,017	15,777,012

 (*) The calculation takes into consideration the contractual flows provided for in the JRP, discounted using rates that range from 12.6% per year to 16.4% per year, depending on the maturities and currency of each instrument.

Debt issuance costs by type

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Financial institutions	10,272	10,298	11,415	11,481
Public debentures	321	331	625	645
Total	10,593	10,629	12,040	12,126
Current	1,633	1,290	1,633	1,290
Non-current	8,960	9,339	10,407	10,836

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Breakdown of the debt by currency

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Euro	371,701	252,659	247,418	198,931
US dollar	6,635,421	6,878,691	8,466,163	8,617,835
Brazilian reais	3,459,905	3,203,648	8,160,442	7,633,140
Total	10,467,027	10,334,998	16,874,023	16,449,906

Debt breakdown per index

	Index/rate	COMPANY		CONSOLIDATED
		06/30/2019	12/31/2018	06/30/2019	12/31/2018
Fixed rate	1.75% p.a. – 10.00% p.a.	6,389,314	6,708,094	8,381,909	8,562,117
CDI	80% of CDI	2,435,973	2,235,675	4,305,299	3,949,639
TJLP	2.95% p.a. + TJLP	968,042	924,957	3,783,202	3,614,820
TR	0% p.a.	13,531	10,593	18,432	14,430
Other	0% p.a.	660,167	455,679	385,181	308,900
Total		10,467,027	10,334,998	16,874,023	16,449,906

Maturity schedule of the long-term debt and debt issuance costs allocation schedule

	Long-term debt		Debt issuance costs
	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED
	06/30/2019
2020	3,009	6,039	959	889
2021	2,029	3,953	1,576	1,626
2022	219	970	1,576	1,676
2023	116,494	302,746	1,576	1,676
2024 and following years	32,962,222	29,641,710	3,274	4,541
Total	33,083,973	29,955,418	8,961	10,408

Guarantees

BNDES financing facilities are originally collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel. The Company provides guarantees to its subsidiaries Telemar and Oi Móvel for such financing facilities, totaling R$2,816 million.

Covenants

Pursuant to a Clause 17 of Appendix 4.2.4 to the JRP, the Company and its subsidiaries are subject to certain covenants existing in some loan and financing agreements, based on certain financial ratios, including Gross debt-to-EBITDA. The Company monitors on a quarterly basis these terms and conditions of the covenants and the terms and conditions for the period ended June 30, 2019, the Company and its subsidiaries were compliant with all relevant covenants of the agreements.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Changes in borrowings and financing

	12/31/2018	Interest, inflation adjustment, and exchange differences	Fair value allocation	Interest payment	Tax and other payments	Transfer and other	06/30/2019
Borrowings and financing	16,449,906	577,516	538,667	(604,196)	(108,918)	21,048	16,874,023

The Company made the first interest payment of the Qualified Bonds, which do not have a grace period for the interest, in February 2019.

21.            LICENSES AND CONCESSIONS PAYABLE

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Personal Mobile Services (SMP)				1,025
STFC concessions		22,925	35,513	84,594
Total		22,925	35,513	85,619
Current		22,925	35,513	85,619

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, obtained at public auctions, and STFC service concessions.

22.            LEASES PAYABLE

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Towers	612,404		7,439,359
Site	35,133		421,038
Stores			116,545
Real estate	1,480		80,862
Vehicles			90,643
Total	649,017		8,148,447
Current	100,520		1,467,444
Non-current	548,497		6,681,003

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Movements in leases payable

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018
Initial adoption of IFRS 16	624,232	8,167,932
New contracts	478	44,244
Cancellations	(8,200)	(71,034)
Interest	38,008	476,435
Payments	(55,870)	(783,764)
Contractual changes	50,369	314,634
Balance at Jun 30, 2019	649,017	8,148,447

Aging list of long-term lease payments

	COMPANY	CONSOLIDATED
2020	55,499	737,193
2021	110,029	1,404,695
2022	109,076	1,349,578
2023	105,515	1,249,710
2024 to 2029	468,688	5,994,387
2030 and following years	358,438	3,723,113
Total	1,207,245	14,458,676
Interest	(658,748)	(7,777,673)
Non-current	548,497	6,681,003

The present value of leases payable was calculated, based on a projection future payments, discounted using discount rates that range from 10.79% to 12.75% p.a.

Contracts not recognized as leases payable

The Company elected not to recognize a lease liability for short-term leases (leases with expected period of 12 months or less) or leases of low value assets. As at June 30, 2019, the payments made under such leases were recognized in profit or loss and amounted to R$707, in the Company and R$37,109, on a consolidated basis. Additionally, the Company also recognized in profit or loss the amount R$393 in the Company and R$5,602 on a consolidated basis, related to variable lease payments.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

23.            TAX REFINANCING PROGRAM

The outstanding balance of the Tax Debt Refinancing Program is broken down as follows:

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Law 11941/09 and Law 12865/2013 tax financing program
	295,041	322,654	459,222	496,240
PRT (MP 766/2017)
		28,404		54,528
PERT (Law 13496/2017)	711	2,438	711	2,438
Total	295,752	353,496	459,933	553,206
Current	56,031	86,154	86,815	142,036
Non-current	239,721	267,342	373,118	411,170

The amounts of the tax refinancing program created under Law 11941/2009, Provisional Act (MP) 766/2017, and Law 13469/2017, divided into principal, fine and interest, which include the debt declared at the time the deadline to join the program (Law 11941/2009 installment plan) was reopened as provided for by Law 12865/2013 and Law 12996/2014, are broken down as follows:

	CONSOLIDATED
	06/30/2019				12/31/2018
	Principal	Fines	Interest	Total	Total
COFINS	23,593		154,498	178,091	199,595
Income tax
	1,922		36,803	38,725	44,967
Tax on revenue (PIS)	40,571		35,624	76,195	79,885
Social security (INSS – SAT)
	725	464	2,264	3,453	4,774
Social contribution
	695	179	10,708	11,582	12,503
Tax on banking transactions (CPMF)
	18,983	2,140	29,254	50,377	50,132
PRT – Other Debts - RFB					54,528
PERT – Other debts - RFB	257		454	711	2,438
Other	25,688	3,689	71,422	100,799	104,384
Total
	112,434	6,472	341,027	459,933	553,206

The payment schedule is as follows:

	COMPANY	CONSOLIDATED
2019	28,371	43,763
2020	55,320	86,104
2021	55,320	86,104
2022	55,320	86,104
2023	55,320	86,104
2024	46,101	71,754
Total	295,752	459,933

The tax debts, as is the case of the debts included in tax refinancing programs, are not subject to the terms of the judicial reorganization terms.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

24.            PROVISIONS

Balance breakdown

Type	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Labor
Overtime	241,990	193,343	626,131	602,673
Indemnities	53,489	46,513	189,409	187,499
Stability/reintegration	63,527	52,144	170,460	160,442
Sundry premiums	39,286	35,720	170,455	166,963
Additional post-retirement benefits	51,885	44,683	92,801	94,691
Salary differences	30,269	24,473	70,124	61,674
Lawyer/expert fees	20,752	18,492	36,228	30,898
Severance pay	6,964	6,700	29,205	31,521
Labor fines	4,030	3,535	25,412	25,921
Employment relationship	261	275	16,523	15,952
Severance Pay Fund (FGTS)	4,403	3,843	10,364	10,804
Joint liability	169	135	2,111	889
Other claims	30,015	28,656	67,125	67,254
Total	547,040	458,512	1,506,348	1,457,181

Tax
State VAT (ICMS)	53,934	67,786	529,019	503,332
Tax on services (ISS)	1,175	1,269	78,222	76,389
INSS (joint liability, fees, and severance pay)	467	442	23,467	23,100
Other claims	14,533	14,373	47,543	47,262
Total	70,109	83,870	678,251	650,083

Civil
ANATEL	109,178	152,445	529,059	580,182
Corporate	852,905	1,124,037	852,905	1,124,037
Small claims courts	112,054	108,503	197,261	191,839
Other claims	443,518	604,100	903,186	1,035,398
Total	1,517,655	1,989,085	2,482,411	2,931,456

Total provisions	2,134,804	2,531,467	4,667,010	5,038,720
Current	251,792	429,075	506,281	680,542
Non-current	1,883,012	2,102,392	4,160,729	4,358,178

In compliance with the relevant Law, the provisions are adjusted for inflation on a monthly basis.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Breakdown of contingent liabilities, per nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Labor	212,406	232,854	702,166	770,982
Tax	5,571,894	5,481,243	28,462,388	27,586,094
Civil	782,088	693,149	1,907,810	1,723,110
Total	6,566,388	6,407,246	31,072,364	30,080,186

Summary of movements in provision balances

	COMPANY
	Labor	Tax	Civil	Total
Balance at Dec 31, 2018	458,512	83,870	1,989,085	2,531,467
Inflation adjustment	82,531	(3,999)	8,058	86,590
Additions/(reversals)	10,417	(17,135)	(11,105)	(17,823)
Write-offs for payment/terminations	(4,420)	7,373	(468,383)	(465,430)
Balance at Jun 30, 2019	547,040	70,109	1,517,655	2,134,804

	CONSOLIDATED
	Labor	Tax	Civil	Total
Balance at Dec 31, 2018	1,457,181	650,083	2,931,456	5,038,720
Inflation adjustment	120,759	18,773	42,845	182,377
Additions/(reversals)	66,949	(2,424)	49,252	113,777
Write-offs for payment/terminations	(138,541)	11,819	(541,142)	(667,864)
Balance at Jun 30, 2019	1,506,348	678,251	2,482,411	4,667,010

Guarantees

The Company has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The adjusted amount of contracted bonds and guarantee insurances, effective at June 30, 2019 corresponds to R$5,055,022 (R$5,312,744 at December 31, 2018) in the Company and R$13,073,052 (R$13,750,739 at December 31, 2018) on a consolidated basis. The commission charges on these contracts are based on market rates.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

25.            OTHER PAYABLES

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Onerous obligation (*)	1,204,607	1,226,833	4,412,481	4,493,894
Unearned revenues	520,063	542,798	1,853,348	1,916,570
Provisions for indemnities payable	680,137	676,984	680,137	676,984
Advances from customers	19,256	15,778	236,245	215,228
Consignment to third parties	14,504	17,528	46,233	56,302
Provision for asset decommissioning	6,984	6,846	17,744	17,395
Other	211,109	255,876	426,975	510,867
Total	2,656,660	2,742,643	7,673,163	7,887,240
Current	453,214	505,784	1,302,872	1,381,919
Non-current	2,203,446	2,236,859	6,370,291	6,505,321

(*) The Company and its subsidiaries are parties to a telecommunications signals transmission capacity supply agreement using submarine cables that connect North America and South America. Since (i) the agreement obligations exceed the economic benefits that are expected to be received throughout the agreement and (ii) the costs are unavoidable, the Company and its subsidiaries recognized, pursuant to CPC 25/IAS 37, an onerous obligation measured at the lowest of net output cost of the agreement brought to present value.

26.            SHAREHOLDERS’ EQUITY

(a)             Issued capital

On January 25, 2019, the Company completed the capital increase provided for by the JRP (Capital Increase - New Funds), with the issue of 3,225,806,451 new common shares, and the issue of 272,148,705 new common shares for private placement aimed at the Backstop Investors, and the issue of 275,985 new common shares related to the Subscription Warrants, all registered, book-entry, and without par value. The capital increase attributed to the capital and the capital reserves was R$500,466 and R$3,837,009, respectively (Note 1).

Subscribed and paid-in capital is R$32,538,937 (R$32,038,471 at December 31, 2018), represented by the following shares, without par value:

	Number of shares (in thousands)
	06/30/2019	12/31/2018
Total capital in shares
Common shares	5,796,478	2,298,247
Preferred shares	157,727	157,727
Total	5,954,205	2,455,974
Treasury shares
Common shares	31	32,030
Preferred shares	1,812	1,812
Total	1,843	33,842
Outstanding shares
Common shares	5,796,447	2,266,217
Preferred shares	155,915	155,915
Total outstanding shares	5,952,362	2,422,132

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

At the Company’s Annual Shareholders’ Meeting held on April 26, 2019, it was approved the allocation of the profit for the year 2018, amounting to R$24,591,140 to offset prior years’ accumulated losses.

(b)             Treasury shares

In February 2019, the Company bought back 1,800,000 preferred shares, in trades in the stock market, at a total cost of R$2,572 to ensure the compliance of the obligation assumed by the Company to transfer own shares held in treasury to shareholder Bratel, wholly-owned subsidiary da Pharol, in the context of the settlement entered into by both companies (Note 1).

In April 2019, due to confirmation of the settlement entered into by Oi and Pharol, 32,000,000 common shares and 1,800,000 preferred shares were delivered to Bratel, totaling 33,800,000 shares as provided for by the settlement entered into by the parties (Note 1).

As at June 30, 2019, the Company keeps all its treasury preferred shares pledged as collateral in lawsuits.

(c)             Capital reserves

As mentioned above, R$3,837,009 related to the capital increase with new funds was attributed to capital reserves.

Capital reserves are recognized pursuant to the following practices:

Special merger goodwill reserve: represents the net amount of the balancing item to goodwill recorded in assets, as provided for by CVM Instruction 319/1999.

Special merger reserve: net assets: represented by: (i) the net assets merged by the Company under the Corporate Reorganization approved on February 27, 2012; and (ii) the net assets merged with and into the Company upon the merger of TmarPart approved on September 1, 2015, pursuant to the provisions of CVM Instruction 319/1999.

Restructured Senior Notes convertible into equity instruments:

On October 28, 2018, the Company commenced the issuance and delivery of all warrants and ADWs exercised by their holders. The process was completed on January 4, 2019. All warrants that were not exercised on or prior to January 2, 2019 have been cancelled.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(d)             Other comprehensive income

The table below shows the impacts disclosed in other comprehensive income:

	Other comprehensive income	Share issue costs	Valuation adjustments to equity	Total
Balance at Dec 31, 2018	(66,488)	(377,429)	(141,871)	(585,788)
Share issue costs		(414,010)		(414,010)
Exchange losses on investment abroad	11,507			11,507
Balance at Jun 30, 2019	(54,981)	(791,439)	(141,871)	(988,291)

(e)             Share issue costs

As mentioned in item (a) of this Note, under the commitment agreement entered into with the backstoppers, the Company issued 272,148,705 new common shares, as compensation for the commitments assumed in said agreement, at a cost of R$337,464, recognized as a contra entry to the capital increase, plus R$76,546 related to expenses incurred in the issue process.

(f)              Basic and diluted earnings per share

The table below shows the calculations of basic and diluted earnings per share:

	Three-month period ended 06/30/2019	Six-month period ended 06/30/2019	Three-month period ended 06/30/2018	Six-month period ended 06/30/2018
Profit (loss) attributable to owners of the Company	(1,559,045)	(990,642)	(1,257,676)	29,285,679

Profit (loss) allocated to common shares - basic and diluted	(1,518,208)	(964,721)	(967,457)	22,527,779
Profit (loss) allocated to preferred shares – basic and diluted	(40,837)	(25,921)	(290,219)	6,757,900

Weighted average number of outstanding shares (in thousands of shares)
Common shares – basic and diluted	5,796,447	5,780,447	519,752	519,752
Preferred shares – basic and diluted	155,915	155,315	155,915	155,915

Earnings (losses) per share (in reais):
Common shares – basic and diluted	(0.26)	(0.17)	(1.86)	43.34
Preferred shares – basic and diluted	(0.26)	(0.17)	(1.86)	43.34

Preferred shares will become voting shares if the Company does not pay minimum dividends to which preferred shares are entitled under the Company’s Bylaws during three consecutive years.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

27.            EMPLOYEE BENEFITS

As at June 30, 2019, the liabilities referring to retirement benefits recognized in the balance sheet are as follows:

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Actuarial assets
TCSPREV Plan	69,199	68,619	69,196	68,934
CELPREV Plan			199	199
Total	69,199	68,619	69,395	69,133
Current	1,894	4,366	2,090	4,880
Non-current	67,305	64,253	67,305	64,253

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Actuarial liabilities
Financial obligations - BrTPREV plan (i)	605,583	574,725	605,583	574,725
PAMEC Plan	4,595	4,397	4,595	4,397
Total	610,178	579,122	610,178	579,122
Non-current	610,178	579,122	610,178	579,122

(i) Represented by the financial obligations agreement, entered into by the Company and Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. This obligation represents the commitment under the terms of the JRP.

The Company had a financial obligations agreement, entered into with Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. This agreement is subject to the new contract terms required by the JRP.

The obligation under the terms of the judicial reorganization is recognized as an additional commitment whenever the financial obligation is higher than the provision recognized pursuant to CPC 33/IAS 19 (CVM 695).

Pension plans

The Company and its subsidiaries sponsor retirement benefit plans (“Pension Funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries.

The sponsored plans are valued by independent actuaries at the end of the annual reporting period.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The obligations in the balance as at June 30, 2019 were recognized based on the actuarial studies for base date December 31, 2018, prepared using the “Projected Unit Credit Method”. The main actuarial assumptions taken into consideration in the actuarial studies as at December 31, 2018 and June 30, 2019 after the revision of the discount rates are as follows:

	CONSOLIDATED
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Nominal discount rate of actuarial liability	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%
Estimated inflation rate	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
Estimated nominal salary increase index	4.00%	4.00%	4.00%	Per sponsor	N.A.	4.84%	3.59%	N.A.	N.A.
Estimated nominal benefit growth rate	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	N.A.	N.A.
Total expected rate of return on plan assets	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%
General mortality biometric table	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	N.A.	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender
Biometric disability table	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	N.A.	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%
Biometric disabled mortality table	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	N.A.	AT-49, segregated by gender	AT-49, segregated by gender
Turnover rate	Per sponsor	Per sponsor	Nil	Per sponsor, null starting at 50 years old and null for Settled Benefit	Nil	Nil	2%	Nil	Nil
Starting age of the benefits	57 years old	57 years old	57 years old	55 years old	N.A.	57 years old	55 years old	N.A.	N.A.
Nominal medical costs growth rate	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	7.43%	7.43%

N.A. = Not applicable.

The main movements in the actuarial liabilities related to pension plans in the period ended June 30, 2019 were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	579,122	579,122
Pension plan costs, net	198	198
Interest on actuarial liabilities	30,858	30,858
Balance at Jun 30, 2019	610,178	610,178

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The main movements in the actuarial assets related to the pension plans in the period ended June 30, 2019 were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	68,619	69,133
Pension plan income, net	3,156	3,180
Payments, contributions and reimbursements	(2,576)	(2,918)
Balance at Jun 30, 2019	69,199	69,395

Share-based compensation

The Long-term Incentives Plan currently in effect, granted to certain Company executives, was renewed by the General Creditors’ Meeting at the time of the approval of Oi’s JRP. This plan seeks a greater alignment with the Company’s management cycle and business priorities and consists of paying a gross cash reward, in accordance with the prevailing labor laws and regulations. The gross cash reward is benchmarked to the quotation of Company shares. The beneficiaries are not entitled to receiving Company shares since the plan does not provide for the transfer of shares to its beneficiaries.

The first installment of this program, referring to 2018, was paid in January 2019.

A new long-term incentives plan based on shares granted the Executives and the Board of Directors (Executive Committee’s Stock Option Plan and the Board of Directors’ Stock Option Plan) was submitted to and approved at the Extraordinary Shareholders’ Meeting held on April 26, 2019.

The purpose of these plans is to allow granting shares to the Beneficiaries, aiming at promoting the engagement of the Company's executives and directors, and keep them committed to ensure the achievements of the strategic goals and also to seek an alignment of these goals with the Company’s and its shareholders’ medium- and long-term interests.

In light of the opinion issued by the Federal Public Prosecution Office and the Judicial Reorganization Court on the new long-term incentives plans, the Oi’s Board of Directors decided and communicated to the Extraordinary Shareholders’ Meeting that such plans would only be implemented after the decision of said Court. On June 13, 2019, the Honorable Judge of the 7th Corporate Court of the Rio de Janeiro State Court of Justice issued a new decision clarifying that the effects of the decision to implement the new long-term incentives plans shall remain suspended until the end of the judicial reorganization.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

28.            SEGMENT REPORTING

The Company’s management uses operating segment information for decision-making. The Company identified only one operating segment that corresponds to the telecommunications business in Brazil.

In addition to the telecommunications business in Brazil, the Company conducts other businesses that individually or in aggregate do not meet any of the quantitative indicators that would require their disclosure as reportable business segments. These businesses refer basically to the following companies: Companhia Santomense de Telecomunicações, Listas Telefónicas de Moçambique, ELTA – Empresa de Listas Telefónicas de Angola, and Timor Telecom, which provide fixed and mobile telecommunications services and publish telephone directories, and which have been consolidated since May 2014.

The revenue generation is assessed by Management based on a view segmented by customer, into the following categories:

•        Residential Services, focused on the sale of fixed telephony services, including voice services, data communication services (broadband), and pay TV;

•        Personal Mobility, focused on the sale of mobile telephony services to subscription and prepaid customers, and mobile broadband customers; and

•        SMEs/Corporate, which includes corporate solutions offered to our small, medium-sized, and large corporate customers.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Telecommunications in Brazil

In preparing the financial information for this reportable segment, the transactions between the companies included in the segment have been eliminated. The financial information of this reportable segment for the periods ended June 30, 2019 and 2018 is as follows:

	Three-month period ended
	06/30/2019	06/30/2018
Residential	1,857,488	2,114,360
Personal mobility	1,731,765	1,792,966
SMEs/Corporate	1,419,353	1,524,595
Other services and businesses	37,537	57,884
Net operating revenue	5,046,143	5,489,805
Operating expenses
Depreciation and amortization	(1,712,442)	(1,572,845)
Interconnection	(103,769)	(157,783)
Personnel	(589,418)	(589,161)
Third-party services	(1,493,045)	(1,441,632)
Grid maintenance services	(256,186)	(267,739)
Handset and other costs	(43,644)	(32,429)
Advertising and publicity	(113,420)	(97,809)
Rentals and insurance	(672,291)	(1,052,982)
Provisions/reversals	(54,386)	(68,262)
Estimated loss on doubtful debts	(130,444)	(198,218)
Taxes and other expenses	(1,211)	(28,334)
Other operating income (expenses), net	(167,395)	156,087
OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	(291,508)	138,698

FINANCIAL INCOME (EXPENSES)
Financial income	(20,593)	1,753,302
Financial expenses	(1,149,736)	(3,054,343)

PRETAX LOSS	(1,461,837)	(1,162,343)

Income tax and social contribution	(24,236)	(198,613)

LOSS FOR THE PERIOD	(1,486,073)	(1,360,956)

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	06/30/2019	06/30/2018
Residential	3,737,985	4,315,387
Personal mobility	3,476,786	3,608,240
SMEs/Corporate	2,837,384	3,072,025
Other services and businesses	79,951	116,246
Net operating revenue	10,132,106	11,111,898
Operating expenses
Depreciation and amortization	(3,385,522)	(2,824,426)
Interconnection	(239,394)	(346,434)
Personnel	(1,183,516)	(1,189,661)
Third-party services	(2,980,194)	(2,854,454)
Grid maintenance services	(530,848)	(542,480)
Handset and other costs	(91,147)	(70,181)
Advertising and publicity	(184,592)	(163,058)
Rentals and insurance	(1,333,102)	(2,081,439)
Provisions/reversals	(113,777)	(159,983)
Estimated loss on doubtful debts	(267,587)	(400,864)
Taxes and other expenses	(3,990)	(181,293)
Other operating income (expenses), net	819,790	156,087
OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	638,227	453,712

FINANCIAL INCOME (EXPENSES)
Financial income	1,328,745	30,401,116
Financial expenses	(2,833,773)	(1,435,279)

PRETAX LOSS	(866,801)	29,419,549

Income tax and social contribution	(67,744)	(151,083)

PROFIT (LOSS) FOR THE PERIOD	(934,545)	29,268,466

Reconciliation of revenue and profit (loss) for the quarter and information per geographic market

In the periods ended June 30, 2019 and 2018, the reconciliation of the revenue from the segment telecommunications in Brazil and total consolidated revenue is as follows:

	Three-month period ended
	06/30/2019	06/30/2018
Net operating revenue
Revenue related to the reportable segment	5,046,143	5,489,805
Revenue related to other businesses	45,202	55,471
Consolidated net operating revenue (Note 5)	5,091,345	5,545,276

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	06/30/2019	06/30/2018
Net operating revenue
Revenue related to the reportable segment	10,132,106	11,111,898
Revenue related to other businesses	89,275	101,668
Consolidated net operating revenue (Note 5)	10,221,381	11,213,566

In the periods ended June 30, 2019 and 2018, the reconciliation between the profit (loss) before financial income (expenses) and taxes of the segment telecommunications in Brazil and the consolidated profit (loss) before financial income (expenses) and taxes is as follows:

	Three-month period ended
	06/30/2019	06/30/2018
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	(291,508)	138,698
Other businesses	(6,773)	(11,050)
Consolidated income before financial income (expenses) and taxes (Note 5)	(298,281)	127,648

	Six-month period ended
	06/30/2019	06/30/2018
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	638,227	453,712
Other businesses	(11,559)	(22,605)
Consolidated income before financial income (expenses) and taxes (Note 5)	626,668	431,107

Total assets, liabilities and tangible and intangible assets per geographic market as at June 30, 2019 are as follows:

	06/30/2019
	Total assets	Total liabilities	Tangible assets	Intangible assets	Investment in tangible and intangible assets
Brazil	71,585,639	50,034,204	37,774,628	6,509,232	3,252,572
Other, primarily Africa	4,781,102	473,048	99,187	33,330	11,296

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

29.            RELATED-PARTY TRANSACTIONS

Transactions with consolidated related parties

	COMPANY
	06/30/2019	12/31/2018
Assets
Accounts receivable	246,747	174,788
BrT Call Center	38,610	38,610
BrT Multimídia	46,105	46,447
Oi Móvel	81,956	7,980
Telemar	79,459	81,160
Serede	617	591
Receivables from related parties (current and non-current)	5,001,230	11,960,680
PTIF (i)	3,087,027	7,555,189
Oi Holanda (i)	1,575,657	4,066,221
PT Participações	338,546	339,270
Other	227,957	525,013
Telemar	103,497	110,678
Oi Móvel	103,090	148,058
Oi Holanda	11,879	47,602
PTIF		209,184
Serede	9,442	9,442
Dommo	49	49

(i)     See information in Note 15.

	COMPANY
	06/30/2019	12/31/2018
Liabilities
Trade payables	255,448	399,758
BrT Call Center	39,290	43,723
BrT Multimídia	58,796	136,963
Oi Móvel	101,782	111,745
Telemar	31,079	26,287
Paggo Administradora	24,426	25,370
Serede	75	55,670
Borrowings and financing, and debentures (ii)	561,956	377,184
Telemar	29,343	19,161
Oi Holanda	532,613	358,023
Other payables	95,085	115,328
BrT Call Center	396	396
BrT Multimídia		13,539
Oi Móvel	32,118	31,095
Telemar	53,793	61,338
Dommo	7	7
Rio Alto	975	975
Oi Investimentos	7,796	7,978

(ii) The Company conducted loans with and acquires debentures from its subsidiaries under market terms and conditions to finance its operations or repay its debt.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month period ended
	COMPANY
	06/30/2019	06/30/2018
Revenue
Revenue from services rendered	11,868	20,340
BrT Multimídia	139	140
Oi Móvel	8,563	10,827
Telemar	3,008	9,323
Serede	158	50
Other operating income	10,263	10,264
BrT Multimídia	818	818
Oi Móvel	9,445	9,446
Financial income	(80,251)	2,621,879
Oi Móvel		4,035
Telemar	1,341	7,897
Oi Holanda	(122,866)	1,960,789
PTIF	39,885	602,660
PT Participações	1,389	46,498

	Six-month period ended
	COMPANY
	06/30/2019	06/30/2018
Revenue
Revenue from services rendered	24,193	44,075
Oi Internet		133
BrT Multimídia	279	280
Oi Móvel	17,481	21,574
Telemar	6,114	21,808
Serede	319	280
Other operating income	20,527	20,527
BrT Multimídia	1,636	1,636
Oi Móvel	18,891	18,891
Financial income	(49,080)	20,187,743
Oi Móvel		9,100
Telemar	3,550	59,208
Oi Holanda	(198,204)	19,367,693
PTIF	146,298	660,423
PT Participações	(724)	91,319

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month period ended
	COMPANY
	06/30/2019	06/30/2018
Operating costs and expenses	(227,742)	(229,709)
BrT Multimídia	(1,221)	(1,223)
Oi Móvel	(8,698)	(14,747)
Telemar	(3,188)	(8,413)
Paggo Administradora	(830)	(1,126)
BrT Call Center	(120,849)	(111,041)
Serede	(92,956)	(93,159)
Financial expenses	61,769	(1,990,580)
Telemar	(5,091)	(16,476)
Serede	(992)
BrT Call Center	(467)
BrT Multimídia	(1,740)
Oi Holanda	60,772	(1,831,853)
PTIF	9,346	(142,124)
Oi Internet
PT Participações	(59)	(127)

	Six-month period ended
	COMPANY
	06/30/2019	06/30/2018
Operating costs and expenses	(460,756)	(480,112)
BrT Multimídia	(2,443)	(2,443)
Oi Móvel	(22,503)	(35,812)
Telemar	(6,467)	(19,405)
Paggo Administradora	(1,713)	(2,172)
BrT Call Center	(245,770)	(235,084)
Serede	(181,860)	(185,196)
Financial expenses	91,710	(3,156,873)
Oi Móvel		751,262
Telemar	(10,182)	(343,181)
Serede	(2,269)
BrT Call Center	(986)
BrT Multimídia	(3,830)
Oi Holanda	102,922	(2,963,671)
PTIF	6,173	(579,214)
Oi Internet		20
PT Participações	(118)	(22,089)

Credit facilities

The Company may grant credit facilities to its subsidiaries for the purpose of providing working capital for their operating activities. In these cases, maturities can be rescheduled based on these companies’ projected cash flows and these facilities bear interest equivalent to 115% of CDI (115% of CDI at December 31, 2018). In the period ended June 30, 2019 there are no outstanding balances between group companies for this purpose since, as approved in the JRP, real-denominated intercompany claims for working capital purposes were extinguished by netting payables and receivables between the Brazilian RJ Debtors.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The intercompany credit facilities effective at June 30, 2019 are linked to the terms approved in the JRP. The intercompany claims not covered by said netting as provided for in the JRP were restructured and will be paid 20 years after the end of the settlement of all the claims paid under the terms and conditions of the Default Payment Method, adjusted using the TR for real-denominated credit facilities and changes in foreign exchange rates for international credit facilities. Additionally, credit facilities between the Company, a PTIF, and Oi Holanda were created since that in the context of the implementation of the JRP, the financial debt of the RJ Debtors were substantially consolidated in the Company, which issued financial and equity instruments to settle these debts originally recognized by said subsidiaries.

Guarantees

The Company and the other RJ Debtors are jointly and severally liable for the compliance of all obligations set forth by the JRP, as provided therefor.

Transactions with jointly controlled entities, associates, and unconsolidated entities

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Accounts receivable and other assets			6,582	6,359
Other entities			6,582	6,359

	COMPANY		CONSOLIDATED
	06/30/2019	12/31/2018	06/30/2019	12/31/2018
Accounts payable and other liabilities	395	915	49,649	74,210
Hispamar	395	915	40,665	66,704
Other entities			8,984	7,506

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Revenue
Revenue from services rendered			71	82
Other entities			71	82
Financial income			113
Other entities			113

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Revenue
Revenue from services rendered			130	189
Other entities			130	189
Financial income			223
Other entities			223

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Costs/expenses
Operating costs and expenses	(1,187)	(1,077)	(61,161)	(67,079)
Hispamar	(1,187)	(1,077)	(54,479)	(59,911)
Other entities			(6,682)	(7,168)
Financial expenses			(29)
Hispamar			(20)
Other entities			(9)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2019	06/30/2018	06/30/2019	06/30/2018
Costs/expenses
Operating costs and expenses	(2,728)	(2,392)	(124,075)	(122,464)
Hispamar	(2,728)	(2,392)	(110,063)	(107,878)
Other entities			(14,012)	(14,586)
Financial expenses	(3)		(199)
Hispamar	(3)		(190)
Other entities			(9)

The balances and transactions with jointly controlled entities, associates, and unconsolidated entities result from business transactions carried out in the normal course of operations, namely the provision of telecommunications services by the Company to these entities and the acquisition of these entities’ contents and the lease of their infrastructure.

Compensation of key management personnel

As at June 30, 2018, the compensation of the officers responsible for planning, managing and controlling the Company's activities, including the compensation of the directors and executive officers, totaled R$12,238 (R$44,050 at June 30, 2018) in the Company and R$12,238 (R$52,340 at June 30, 2018) on a consolidated basis. The ratification of the JRP by the Court, after its voting and approval by the creditors at the General Creditors’ Meeting entailed the payment special in 2018, one-off, nonrecurring compensation to the statutory executive committee, of up to R$15.5 million, net of taxes and charges, as established in the agreements entered into with the executive officers and previously approved by the Company’s Board of Directors.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

30.            HELD-FOR-SALE ASSETS

The information on the item below should be read together with the financial statements for the year ended December 31, 2018.

Approval of preparatory actions for the sale of Africatel

At the Board of Directors’ meeting held on September 16, 2014, Oi’s management was authorized to take all the necessary actions to divest Oi’s stake in Africatel, representing at the time 75% of Africatel’s share capital, and/or dispose of its assets.

With regard specifically to the indirect interest held by Africatel in Company, on February 27, 2019 the Company was notified of the final decision issued by the Arbitration Court under the arbitration proceeding filed by PT Ventures, an Africatel subsidiary, against the other Unitel’s shareholders. The Arbitration Court judged that the other Unitel shareholders had violated several provisions of Unitel’s Shareholders’ Agreement, which resulted in a significant decrease of PT Ventures’ stake in Unitel. The Court also judged that the other Unitel shareholders failed to ensure, after November 2012, that PT Ventures received the same amount of foreign currency-denominated dividends as the other foreign Unitel shareholder.

As a result, the Court ordered the other shareholders to pay PT Ventures, jointly and severally, (i) US$339.4 million plus interest (accrued as from February 20, 2019, using the 12-month US dollar LIBOR plus two percentage points, with annual compounding), corresponding to the loss of value of PT Ventures’ stake, in addition to (ii) US$307 million plus interest (simple interest of 7% accrued as from different dates when the dividends not received should have been paid to PT Ventures), in damages resulting from the fact that the other Unitel shareholders failed to ensure, after November 2012, that PT Ventures received the same amount of dividends, in foreign currency, as the other foreign Unitel shareholder, plus (iii) the reimbursement of a significant portions of the fees, court costs, and administrative and arbiters fees and expenses, incurred by PT Ventures on the arbitral proceeding, in a net amount in excess of US$13 million.  The Court dismissed all the retrial petitions filed by the other Unitel shareholders.

The decision results in a reaffirmation of PT Ventures’ rights as shareholder of 25% Unitel’s capital, as prescribed by the Shareholders’ Agreement. PT Ventures retains all its rights provided for in the Shareholders’ Agreement, including the right to appoint the majority of Unitel’s Board of Directors’ members and the right to receive Unitel’s past and future dividends.

Subsequently, at the General Shareholders’ Meeting of Unitel held on March 19, 2019 a new Board of Directors was elected consisting of five members, including two appointed by PT Ventures, one of whom will hold the position of Unitel’s General Director.

With regard to the indirect stake held by Africatel in Cabo Verde Telecom, S.A. (“CVT”), on May 21, 2019, PT Ventures sold, after the compliance with the conditions precedent, and transferred all the shares it held in CVT, representing 40% of CVT’s share capital, to the National Social Security Institute and state-owned company ASA – Empresa Nacional de Aeroportos e Segurança Aérea, S.A., both in Cabo Verde, for the total amount of US$26.3 million, as provided for in Clauses 3.1.3 and 5.1 of the JRP. This sale generated a net gain of R$67 million, recognized in profit or loss.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As a result of said share sale, PT Ventures entered into with the State of Cabo Verde, on the same date, an agreement for the definite termination of the arbitration proceedings filed by PT Ventures against the latter in March 2015, with the International Centre for Settlement of Investment Disputes (“ICSID”) and the International Chamber of Commerce (“ICC”).

The group of assets and liabilities of the African operations are stated at the lower of their carrying amounts and their fair values less costs to sell, and are consolidated in the Company’s statement of profit or loss since May 5, 2014.

The main components of the assets held sale and liabilities associated to assets held for sale of the African operations are as follows:

	Operations in Africa
	06/30/2019	12/31/2018
Held-for-sale assets	4,781,102	4,923,187
Cash, cash equivalents and cash investments	141,439	82,639
Accounts receivable	131,320	108,343
Dividends receivable (i)	2,534,983	2,566,935
Held-for-sale asset (ii)	1,740,878	1,843,778
Other assets	93,095	145,709
Investments	6,870	19,414
Property, plant and equipment	99,187	108,768
Intangible assets	33,330	47,601

Liabilities directly associated to assets held for sale	473,048	526,870
Borrowings and financing	363	188
Trade payables	30,031	52,064
Other liabilities	442,654	474,618

Non-controlling interests (iii)	218,731	243,491

Total held-for-sale assets, net of the corresponding liabilities – consolidated	4,089,323	4,152,826
Intragroup eliminations	(433,326)	(431,277)
Total held-for-sale assets – Parent company	3,655,997	3,721,549
Investments in Africa	3,655,997	3,721,549

(i)          Refers to dividends receivable from Unitel. The Company’s recognizes dividends not yet received based on the estimated recoverable amount and takes into account, for this valuation, the existence of legal proceedings filed to collect these amounts and the related US$ interest, the expected favorable decisions on these legal proceedings  in time, and the existence of cash at Unitel for the payment of these dividends. The dividends not paid by Unitel to PT Ventures refer to the verified profit for 2005 and the free reserves of 2006-2009, in addition to the profits for fiscal years 2011, 2012, 2013, 2014, and 2017, totaling a nominal gross amount of US$821 million.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(ii)         Refers mainly to the fair value of the indirect interest’s financial investment held by PT Ventures, corresponding to 25% of Unitel’s share capital, classified as held for sale. The fair value of this investment is driven by a number of estimations concerning the potential outcomes and recoveries from the various legal proceedings which have been instituted on behalf of the Company and its affiliates. In addition, the fair value is estimated based on the internal valuation made, including cash flows forecasts for a five-year period, the choice of a growth rate to extrapolate the cash flows projections, and definition of an appropriate discount rate, calculated based on the weight average cost of capital of 17.6%, taking into consideration Unitel’s business environment. The Company has the policy of monitoring and periodically updating the main assumptions and material estimates used in the fair value measurement, and also takes into consideration in this assessment, possible impacts of actual events related to the investment, notably the lawsuits filed against Unitel and its shareholders. As at June 30, 2019 and in the context of the updating of assumptions referred to above, the fair value of the investment in Unitel was R$1,741 million (R$1,760 million at December 31, 2018).

(iii)       Represented mainly by the Samba Luxco’s 14% stake in Africatel and, consequently, in its net assets.

31.       OTHER INFORMATION

a)               Agreements entered into by the Company, TmarPart, and Pharol related to the cash investments made in Rio Forte commercial papers

On June 30, 2014, the Company was informed, through a market notice disclosed by Pharol, of the investment made by PTIF and PT Portugal (both, collectively, “Oi Subsidiaries”), companies contributed by Pharol to Oi in the Company’s capital increase in May 2014, in a commercial paper of Rio Forte Investments S.A. (“Securities” and “Rio Forte”, respectively), a company part of the Portuguese group Espírito Santo (“GES”), when both PTIF and PT Portugal were Pharol subsidiaries.

In light of the default of the securities by Rio Forte, on September 8, 2014, after obtaining the proper corporate approvals, the Company, the Oi Subsidiaries, TmarPart, and Pharol entered into definitive agreements related to the investments made in the Securities. The agreements provided for (i) an exchange (the “Exchange”) through which Oi Subsidiaries transferred the Securities to Pharol in exchange for preferred and common shares of the Company held by Pharol, as well as (ii) the assignment by Oi Subsidiaries of a call option on the Company shares to the benefit of PT (“Call Option”).

On March 31, 2015, the Company published a Material Fact Notice on the completion of the Exchange.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Option became vested with the completion of the Exchange, beginning March 31, 2015, exercisable at any time, over a six-year period, and the number of shares covered by the Option will be decreased at each March 31st.

By June 30, 2019, Pharol had not exercised the Option, in whole or in part, on the Shares Subject to the Option. Accordingly, the following are no longer subject to the Option: (i) beginning March 31, 2016, 4,743,487 common shares and 9,486,974 preferred shares issued by the Company, equivalent to 10% of the Shares Subject to the Option; (ii) beginning March 31, 2017, another 8,538,277 common shares and 17,076,554, equivalent to 18% of the Shares Subject to the Option; and (iii) beginning March 31, 2018, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option; and (iv) beginning March 31, 2019, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option. 17,076,554 common shares and 34,153,108 preferred shares are still subject to the Option.

As at June 30, 2019, the fair value of the Call Option is estimated at R$0.8 million calculated by the Company using the Black‑Scholes model and theoretical share volatility assumptions, using the Revenue Approach valuation technique laid down by paragraphs B10 and B11 of CPC 46/IFRS 13 Fair Value Measurement.

b)               Punitive Administrative Proceedings at the CVM

In December 2018, we became aware that the CVM, in the exercise of its duties, initiated two punitive administrative proceedings for acts conducted in connections with the corporate restructuring announced in October 2013 involving Oi and Pharol (former Portugal Telecom), and the capital increase through the public offer of Oi shares concluded in May 2014, for an alleged breach of the Corporate Law, to hold liable certain executives, officers and controlling shareholders at the time of the events.

The Company is not a party to these proceedings. With regard to the indicted executives, if they are held liable in these Punitive Administrative Proceedings, they are subject to a penalty, which range from a warning to a temporary disqualification, during up to 20 years, to hold a director or member of the supervisory board position of a publicly-held company, entity of the securities distribution system, or other entities that depend of CVM authorization or registration.

c)                Merger of Copart 5 with and into the Company

In March 2019, Copart 5 was merged with and into the Company. The merger had no accounting impacts, since the assets and liabilities of Copart 5 were already presented in the balances of the Company since the main risks and rewards of this transaction remain in the parent company. This merger is one of the stages of the corporate and asset restructuring process of the Oi Group described in the JRP and its purpose is to optimize these companies’ operations.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM) Quarterly Financial Information (ITR) COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Corporate Legislation Base Date – 06/30/2019
01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

32.            EVENTS AFTER THE REPORTING PERIOD

On July 16, 2019, the Company disclosed to the market at large through a material fact notice its strategic plan, approved by the Board of Directors,  with focus on the improvement of the operating and financial performance, using a sustainable business model, for the purpose of maximizing the Company’s value, in the context of the judicial reorganization proceeding. The plan prescribes that part of the financing of the investment strategy will be ensured by selling of the Company’s nonstrategic assets. These nonstrategic assets consist basically of: (i) Investment in Unitel, (ii) Towers, (iii) Datacenter, (iv) Properties; and (v) other nonstrategic assets. The Company is engaged in and focused on promoting the sale of said assets and will take all the necessary actions to implement said Plan in the coming periods.

As at June 30, 2019 and except for the operations held in Africa, which include Unitel and are already measured and disclosed in the balance sheet as ‘Held-for-sale assets’ (Note 30), the Company evaluated and determined that the other nonstrategic assets that will be sold  in the future do not substantially meet all the disclosure and measurement requirements prescribed by CPC 31 Non-current Assets Held for Sale and Discontinued Operations and, therefore, are still stated in the group ‘Property, plant and equipment’ (Note 16).